EXECUTION COPY

ULTRATECH CEMCO LIMITED

AND

CITIBANK, N.A.,

AS DEPOSITARY

AND

HOLDERS AND BENEFICIAL OWNERS OF RULE 144A GLOBAL
DEPOSITARY SHARES EVIDENCED BY RULE 144A GLOBAL
DEPOSITARY RECEIPTS ISSUED HEREUNDER

_____________________________________

RULE 144A DEPOSIT AGREEMENT

_____________________________________

Dated as of May 27, 2004

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EXHIBITS

EXHIBIT A	FORM OF DTC BLANKET LETTER OF REPRESENTATIONS	A-1

EXHIBIT B	FORM OF RULE 144A GLOBAL DEPOSITARY RECEIPT	B-1

EXHIBIT C	TRANSFER CERTIFICATE	C-1

EXHIBIT D-1	CERTIFICATION AND AGREEMENT	D-1-1

EXHIBIT D-2	CERTIFICATION AND AGREEMENT	D-2-1

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RULE 144A DEPOSIT AGREEMENT

RULE 144A DEPOSIT AGREEMENT (the "Agreement") dated as of May 27, 2004, among ULTRATECH CEMCO LIMITED, a limited liability company organized under the laws of the Republic of India as a public company (the "Company"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America, as depositary hereunder and any successor as depositary hereunder (the "Depositary"), and all Holders (as hereinafter defined) and Beneficial Owners (as hereinafter defined) from time to time of the Rule 144A Global Depositary Shares ("Rule 144A GDSs") evidenced by Rule 144A Global Depositary Receipts ("Rule 144A GDRs") issued hereunder.

W I T N E S S E T H :

WHEREAS, the Company desires to provide for (i) the Initial Deposit (as hereinafter defined) by the Company of Shares (as hereinafter defined) and subsequent deposits of additional Shares from time to time thereafter, with the Depositary or the Custodian (which at the date hereof is Citibank, N.A., Bombay) (the "Custodian"), as agent of the Depositary, for the purposes set forth in this Deposit Agreement, (ii) the creation of Rule 144A GDSs representing the Shares so deposited and (iii) the execution and delivery of Rule 144A GDRs evidencing the Rule 144A GDSs;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the parties agree as follows:

ARTICLE I.

DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Agreement:

SECTION 1.01.Agreement.  The term "Agreement" shall mean this instrument as it may from time to time be amended in accordance with the terms hereof and all instruments supplemental hereto.

SECTION 1.02.Beneficial Owner.  The term "Beneficial Owner" shall mean any person owning any beneficial interest in a Rule 144A GDR issued hereunder but who is not the Holder of such Rule 144A GDR.

SECTION 1.03.Cemco GDRs.  The term "Cemco GDRs" shall mean the Rule 144A GDRs, the International GDRs and any other global depositary receipts, if any, issued under the terms of the International Deposit Agreement or this Agreement.

SECTION 1.04.Cemco GDSs.  The term "Cemco GDSs" shall mean the Rule 144A GDSs, the International GDSs and any other global depositary shares, if any, issued under the terms of the International Deposit Agreement or this Agreement.

SECTION 1.05.Cemco GDR Facilities.  The term "Cemco GDR Facilities" shall mean the International GDR Facility and the Rule 144A GDR Facility, individually and collectively, as the context may require.

SECTION 1.06.Commission.  The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.07.Company.  The term "Company" shall mean UltraTech CemCo Limited, a limited liability company organized under the laws of the Republic of India as a public company and having its principal office at L&T House, Narottam Morarjee Marg, Ballard Estate, Bombay 400 001 India, and its successors.

SECTION 1.08.Custodian.  The term "Custodian" shall mean, as of the date hereof, Citibank, N.A., Bombay and its successors, as agent of the Depositary for the purposes of this Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.07 as a substitute or additional custodian hereunder and the term "Custodian" shall mean any custodian individually or all of them collectively, as the context shall require, except for any such person whose appointment has expired or otherwise terminated.

SECTION 1.09.Deliver and Delivery.  The terms "Deliver" and Delivery" shall mean, when used in respect of Rule 144A GDSs, Rule 144A GDRs, Deposited Securities and Shares, the physical delivery of the certificate representing such security, or the electronic delivery of such security by means of book-entry transfer, if available.

SECTION 1.10.Depositary.  The term "Depositary" shall mean Citibank, N.A., a national banking association organized under the laws of the United States of America, and any successor as depositary hereunder.

SECTION 1.11.Deposited Securities.  The term "Deposited Securities" as of any time shall mean the Shares at such time deposited under this Agreement and any and all other Shares, securities, property and cash received by the Depositary or the Custodian in respect of such Shares and other Shares and at such time held hereunder, subject in the case of cash to the provisions of Section 4.06.

SECTION 1.12.Dollars.  The term "dollars" shall mean United States dollars.

SECTION 1.13.DTC.  The term "DTC" shall mean The Depository Trust Company, a New York corporation and any successor thereto.

SECTION 1.14.Effective Time.  The time, if any, as of which a registration statement on Form F-6 under the Securities Act is declared effective by the Commission with respect to the Rule 144A GDSs and International GDSs.

SECTION 1.15.Holder.  The term "Holder" shall mean the person in whose name a Rule 144A GDR is registered in the register of the Depositary maintained for such purpose.

SECTION 1.16.Indian Stock Exchanges.  The term "Indian Stock Exchanges" shall mean The Stock Exchange, Mumbai, Dalal Street, Mumbai – 400 001, India and National Stock Exchange of India Limited, Exchange Plaza, 5th Floor, Plot No. C/1, G Block, Bandra-Kurla Complex, Bandra (East), Mumbai – 400 051, India.

SECTION 1.17.Initial Deposit.  The term "Initial Deposit" shall mean the deposit of Shares with the Custodian by the Company pursuant to the Scheme of Arrangement approved by the High Court of Judicature at Bombay, India on April 22, 2004.

SECTION 1.18.International Deposit Agreement.  The term "International Deposit Agreement" shall mean the International Deposit Agreement, dated as of May 27, 2004, among the Company, the Depositary and holders and beneficial owners of International GDSs evidenced by International GDRs

SECTION 1.19.International GDR Facility.  The term "International GDR Facility" shall mean the depositary receipt facility for the International GDRs.

SECTION 1.20.International GDRs.  The term "International GDRs" shall mean the International Global Depositary Receipts issued under the International Deposit Agreement evidencing International GDSs, as such International Global Depositary Receipts may be amended from time to time in accordance with the provisions of the International Deposit Agreement.  An International GDR may evidence any number of International GDSs.

SECTION 1.21.International GDSs.  The term "International GDSs" shall mean the International Global Depositary Shares, consisting of the rights evidenced by the International GDRs issued under the International Deposit Agreement.

SECTION 1.22.Master Rule 144A GDR.  The term "Master Rule 144A GDR" shall mean a global Rule 144A GDR registered in the name of The Depository Trust Company or its nominee initially evidencing all the Rule 144A GDSs, as provided in Section 2.01.

SECTION 1.23.Nominee.  The term "Nominee" when used with respect to the Depositary shall mean such nominee or nominees of the Depositary as it shall appoint from time to time to act on its behalf in connection with the performance of its duties and obligations under this Agreement.  The Nominee shall perform in whatever capacity and to whatever extent under this Agreement as the Depositary designates in its appointment of the Nominee.  Such appointment may be evidenced by written agreement, letter, telegram, telex or facsimile transmission or orally with subsequent confirming agreement, letter, telegram, telex or facsimile transmission.

SECTION 1.24.Principal London Office.  The term "Principal London Office", when used with respect to the Depositary, shall be the principal office of the Depositary in London, England, which, at the date of this Agreement, is located at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England.

SECTION 1.25.Principal New York Office.  The term "Principal New York Office", when used with respect to the Depositary, shall be the principal office of the Depositary in The City of New York at which at any particular time its corporate trust business shall be administered, which, at the date of this Agreement, is located at 111 Wall Street, New York, New York 10043.

SECTION 1.26.RBI.  The term "RBI" shall mean the Reserve Bank of India.

SECTION 1.27.Registrar.  The term "Registrar" shall mean the Depositary or any other bank or trust company having an office in the Borough of Manhattan, The City of New York, appointed by the Depositary to register Rule 144A GDRs and transfers of Rule 144A GDRs as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes.

SECTION 1.28.Regulation S.  The term "Regulation S" shall mean Rules 901 through 904, inclusive, under the Securities Act, as such rules are from time to time amended.

SECTION 1.29.Rs.  The term "Rs." shall mean Rupees, the lawful currency of the Republic of India.

SECTION 1.30.Rule 144A.  The term "Rule 144A" shall mean Rule 144A under the Securities Act, as such rule is from time to time amended.

SECTION 1.31.Rule 144A GDRs.  The term "Rule 144A GDRs" shall mean the Rule 144A Global Depositary Receipts issued hereunder evidencing Rule 144A GDRs, as such Global Depositary Receipts may be amended from time to time in accordance with the provisions of this Agreement.  A Rule 144A GDR may evidence any number of Rule 144A GDS.

SECTION 1.32.Rule 144A GDR Facility.  The term "Rule 144A GDR Facility" shall mean the depositary receipt facility for the Rule 144A GDRs.

SECTION 1.33.Rule 144A GDSs.  The term "Rule 144A GDSs" shall mean the Rule 144A Global Depositary Shares, consisting of the rights evidenced by the Rule 144A GDSs issued hereunder and the interests in the Deposited Securities represented thereby.  Each Rule 144A GDS shall initially represent two (2) Shares.

SECTION 1.34.Securities Act.  The term "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.35.Securities Act Legend.  The term "Securities Act Legend" shall mean the following statement:

NEITHER THIS SECURITY NOR ANY SECURITY REPRESENTED HEREBY HAS BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT").  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES, FOR THE BENEFIT OF THE COMPANY AND THE DEPOSITARY, THAT THIS SECURITY AND ANY SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER AND ANYONE ACTING ON THE SELLER'S BEHALF REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE OFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

SECTION 1.36.Securities Exchange Act.  The term "Securities Exchange Act" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

SECTION 1.37.Shares.  The term "Shares" shall mean the ordinary shares of the Company, par value Rs. 10 per share, and shall include evidence of the right to receive Shares.  If there shall occur any change in par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.09, an exchange or conversion in respect of the Shares, the term "Shares" shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

SECTION 1.38.United States.  The term "United States" shall mean the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

ARTICLE II.

BOOK-ENTRY SYSTEM, FORM OF RULE 144A GDRs, DEPOSIT
OF SHARES, EXECUTION AND DELIVERY, TRANSFER
AND SURRENDER OF RULE 144A GDRs

SECTION 2.01.Book-Entry System; Form and Transferability of Rule 144A GDRs.  The Company and the Depositary shall make application to DTC for acceptance of the Rule 144A GDSs in its book-entry settlement system.

The Company hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of the Rule 144A GDSs for book-entry settlement in DTC, including but not limited to the Blanket Letter of Representations to DTC, in substantially the form attached hereto as Exhibit A.

So long as the Rule 144A GDSs are eligible for book-entry settlement with DTC, unless otherwise required by law, such Rule 144A GDSs shall be evidenced by the Master Rule 144A GDR registered in the name of a nominee of DTC, Citibank, N.A. or such other entity as is agreed with DTC may hold the Master Rule 144A GDR as custodian for DTC.  During any period in which Rule 144A GDSs are represented by the Master Rule 144A GDR, ownership of beneficial interests in the Master Rule 144A GDR shall be shown on, and the transfer of such ownership shall be effected only through records maintained by DTC or institutions that have accounts with DTC.  All references in this Agreement to issuance or delivery of Rule 144A GDRs shall be deemed to include, where applicable, adjustments in the records of the Depositary showing the number of Rule 144A GDSs evidenced by the Master Rule 144A GDR.

If the application to DTC is not accepted or if, at any time when Rule 144A GDSs are evidenced by the Master Rule 144A GDR, DTC ceases to make its book-entry settlement system available for such Rule 144A GDSs, the Company shall consult with the Depositary regarding making other arrangements for book-entry settlement.  In the event that it is impracticable without undue effort or expense to continue to have the Rule 144A GDSs available in book-entry form as determined by the Company and the Depositary, the Company shall instruct the Depositary to issue separate, certificated Rule 144A GDRs to the owners of beneficial interests in the Master Rule 144A GDR with such additions, deletions and modifications to this Agreement and to the form of Rule 144A GDR attached hereto as Exhibit B as the Company and the Depositary may, from time to time, agree (which may include requiring additional statements, documents and certifications as a condition of issuing such separate Rule 144A GDRs).

The Rule 144A GDRs shall be produced by such method as may be agreed upon by the Company and the Depositary, and in any case shall be substantially in the form attached hereto as Exhibit B, with appropriate insertions, modifications and omissions, as hereinafter provided.  The Master Rule 144A GDR shall bear such additional legend or legends as may be required by DTC in order to accept the Rule 144A GDSs for its book-entry settlement system.  The Master Rule 144A GDR shall provide that it shall evidence the aggregate number of Rule 144A GDS from time to time indicated in the records of the Depositary and that the aggregate number of Rule 144A GDSs evidenced thereby may from time to time be increased or decreased by making adjustments to such records of the Depositary.

Rule 144A GDRs shall be executed and dated by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar (other than the Depositary) for the Rule 144A GDRs shall have been appointed and such Rule 144A GDRs are countersigned by the manual signature of a duly authorized signatory of such Registrar and dated by such signatory.  No Rule 144A GDR shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose, unless such Rule 144A GDR shall have been executed by the Depositary by the manual signature of a duly authorized signatory, or, if a Registrar (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized signatory of such Registrar, and such execution of any Rule 144A GDR by manual signature shall be conclusive evidence, and the only evidence, that such Rule 144A GDR has been duly executed and delivered hereunder.  The Depositary shall maintain, or shall cause a Registrar to maintain, a register in which each Rule 144A GDR so executed and delivered as hereinafter provided and the transfer of each such Rule 144A GDR shall be registered.  Rule 144A GDRs bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding the fact that such signatory has ceased to hold such position prior to the execution of such Rule 144A GDRs by the Registrar and their delivery or such signatory did not hold such position at the date of such Rule 144A GDRs.

Until the Effective Time, the Rule 144A GDRs shall be endorsed with the Securities Act Legend, and may be endorsed with or have incorporated in the text thereof such other legends, recitals or changes not inconsistent with the provisions of this Agreement as may be required by any applicable law or stock exchange or automated quotation system on which the Rule 144A GDSs may be listed or quoted and as the Company and the Depositary may agree from time to time.

The Rule 144A GDRs shall bear a CUSIP number that is different from the CUSIP number that is or may be assigned to any depositary receipts subsequently or concurrently issued pursuant to any other arrangement with the Depositary which are not Rule 144A GDRs issued hereunder.

Subject to any limitations set forth in a Rule 144A GDR or in this Agreement, when such Rule 144A GDR is properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), and upon compliance with the restrictions on transfer set forth in the Securities Act Legend and/or any other legend appearing on such Rule 144A GDR, title to such Rule 144A GDR (and to each Rule 144A GDS evidenced thereby) shall be transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder of a Rule 144A GDR as the absolute owner thereof for any purpose, including, but not limited to, the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Agreement and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Agreement to any holder of a Rule 144A GDR unless such holder is the Holder thereof.

SECTION 2.02.Deposit of Shares.  The Company shall make the Initial Deposit of Shares by physical delivery to the Custodian or, if available, by electronic transfer to the account of the Custodian maintained for that purpose.  No further deposits shall be made without the approval of the Company.

The Company has informed the Depositary that, under current Indian laws and regulations, the Depositary cannot accept deposits of Shares in the Cemco GDR Facilities and issue Cemco GDSs representing such Shares without prior approval of the RBI except to the extent that (i) previously issued Cemco GDSs have been cancelled, and (ii) the number of Shares on deposit under this Deposit Agreement and the International Deposit Agreement does not exceed the total number of Shares deposited in connection with the Initial Deposit under this Deposit Agreement and the International Deposit Agreement and any subsequent deposit approved by the RBI.  The Company hereby consents to the depositing of Shares up to the amount specified in the preceding sentence.

Subject to the terms and conditions of this Agreement and applicable law, Shares or evidence of rights to receive Shares may be deposited in the Rule 144A GDR Facility by (a) the Company or an affiliate, but only in the case of (i) the Initial Deposit, (ii) any distribution of Shares pursuant to Sections 4.02, 4.03, 4.04 or 4.09 of this Deposit Agreement (subject, in each case, to the terms of Section 5.09) or (iii) secondary offerings exempt from registration under the Securities Act, (b) any persons (other than the Company and its affiliates), subject however, prior to the Effective Time to prior delivery to the Depositary by or on behalf of the person acquiring beneficial ownership of the Rule 144A GDSs to be issued in respect of such Shares of a duly completed and signed certification and agreement substantially in the form of Exhibit D-1 attached hereto, or (c) any persons (other than the Company and its affiliates) after the Effective Time, so long as such Shares when such deposit is made (or the Rule 144A GDSs, issued in respect thereof) are not restricted securities within the meaning of Rule 144 under the Securities Act, in each case by (i) in the case of Shares represented by certificates issued in registered form, delivery of the Certificates evidencing the Shares, accompanied by any appropriate instruments of transfer or endorsement, in form satisfactory to the Custodian and, in the case of Shares represented by certificates in bearer form, delivery of the certificates evidencing the Shares accompanied by the requisite coupons pertaining thereto at the time of the deposit, (ii) in the case of Shares delivered by book-entry transfer, electronic transfer of Shares to the account by the Custodian at the applicable Indian book-entry transfer facility for such purpose or (iii) delivery to the Custodian of evidence satisfactory to the Custodian that irrevocable instructions have been given to cause such Shares to be transferred to such account, in any case accompanied by delivery to the Custodian or the Depositary, as the case may be, of (x) a written order, from the person depositing such Shares or on whose behalf such Shares are deposited, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Rule 144A GDR(s) (if certificated Rule 144A GDRs are then available pursuant to Section 2.01), or make such adjustment to its records, as contemplated by Section 2.02, for the number of Rule 144A GDSs representing such deposited Shares, (y) any payments, including the charges of the Depositary for the making of deposits and the issuance of International GDSs (as set forth in Section 5.06 hereof) and documents required under this Agreement and (z) such other documentation as the Depositary and the Company may require.

The Depositary and the Custodian shall refuse to accept Shares for deposit whenever notified as hereafter provided that such deposit would result in a violation of applicable laws or the Company has restricted transfer of such Shares to comply with any ownership restrictions referred to in Section 3.05 or under applicable laws.  The Company shall notify the Depositary and the Custodian in writing with respect to any such laws or restrictions on transfer of its Shares for deposit hereunder or transfer of Rule 144A GDRs to any Holder.

The Company shall notify the Depositary and the Custodian in writing in the event that Shares, Deposited Securities or GDRs shall be listed on a national securities exchange registered under Section 6 of the Securities Exchange Act or quoted in a U.S. automated inter-dealer quotation system (within the meaning of Rule 144A(d)(3)(i) under the Securities Act).  In such event, notwithstanding any other provision of this Deposit Agreement, the Depositary and the Custodian shall refuse to accept for deposit any Shares, unless the person making such deposit shall certify that neither the Shares nor other Deposited Securities to be deposited were, when issued, of the same class (within the meaning of the said Rule 144A(d)(3)(i)) as securities so listed or quoted.

As a condition of accepting Shares for deposit in the Rule 144A GDR Facility, the Depositary may require that the person making such deposit furnish, whether or not any register of shareholders of the Company is closed, (a) an agreement, assignment, or other instrument satisfactory to the Depositary or the Custodian, that provides for the prompt transfer by the person in whose name the Shares are registered to the Custodian or its nominee of any distribution or right to subscribe for additional Shares or to receive other property in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian, and (b) if the Shares are registered in the name of the person presenting them, or on whose behalf they are presented, for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares so deposited are registered in the name of the Custodian or its nominee.

The Depositary agrees to instruct the Custodian to place all Shares and any other securities that are Deposited Securities accepted for deposit under this Agreement into an account or accounts that are segregated and separate from the account in which any Shares and such other securities of the Company may be held by such Custodian under any other depositary receipt facility pursuant to which depositary receipts evidencing depositary shares representing Shares are issued.

Notwithstanding anything else contained in this Agreement, the Depositary shall not be required to accept for deposit or maintain on deposit with the Custodian (a) any fractional Shares or fractional  Deposited Securities or (b) any number of Shares or Deposited Securities which, upon application of the ratio of Rule 144A GDSs to Deposited Securities, would give rise to fractional Rule 144A GDSs.

No Shares shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of India and any necessary approval has been granted by any governmental body in India, if any, which is then performing the function of the regulator of currency exchange.  At the direction of the Company, the Depositary may issue Rule 144A GDSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Agreement any Shares or other Deposited Securities required to be registered pursuant to the provisions of the Securities Act, unless a registration statement under the Securities Act is in effect as to such Shares or other Deposited Securities, or any Shares or Deposited Securities the deposit of which would violate any provisions of the Articles of Association of the Company.  For purposes of the foregoing sentence, the Depositary shall be entitled to rely upon representations and warranties made or deemed made pursuant to this Agreement and shall not be required to make any further investigation.  The Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the U.S.

SECTION 2.03.Execution and Delivery of Rule 144A GDRs.  Upon receipt by a Custodian of a deposit pursuant to Section 2.02 hereunder, together with the documents and other certifications specified above and herein and, in addition, a proper acknowledgment or other evidence from the Company (or the appointed agent of the Company for transfer and registration of Shares) satisfactory to the Depositary that any Deposited Securities are properly recorded upon the transfer books of the Company (or such agent) maintained for that purpose in the name of the Depositary or its Nominee if registered Shares have been deposited or if deposit is made by book-entry transfer, confirmation of such transfer in the books of the applicable Indian book-entry transfer facility, such Custodian shall notify the Depositary of such deposit and recordation and the person or persons to whom or upon whose written order a Rule 144A GDR or Rule 144A GDRs are deliverable in respect thereof and the number of Rule 144A GDSs to be evidenced thereby or, if the book-entry settlement system is available for Rule 144A GDSs, whose DTC, participant account should be credited with Rule 144A GDSs and the number of Rule 144A GDSs to be evidenced on the records of DTC and in the records of the Depositary with respect to the Master Rule 144A GDR.  Such notification shall be made by letter, SWIFT message, by cable, telex or, or, at the request, risk and expense of the person making the deposit, facsimile transmission or other means of electronic transmission.

Upon receiving such notice from such Custodian and the documents and certifications, from the Company specified above, the Depositary or its agent, subject to the terms and conditions of this Agreement as permitted by Indian law, shall (i) if Rule 144A GDSs are then available in book-entry form (A) in the case of the Initial Deposit, execute and deliver the Master Rule 144A GDR evidencing the Rule 144A GDSs and (B) in each case of a deposit of shares, adjust its records to reflect such deposit to evidence in the aggregate the number of Rule 144A GDSs then outstanding and instruct DTC to adjust its records to reflect such increase and any change in such allocation in respect of its participant account to be credited with such increase or (ii) if Rule 144A GDSs are not then available in book-entry form, execute and deliver at its Principal New York Office or Principal London Office to or upon the order of the person or persons named in the notice delivered to the Depositary, a Rule 144A GDR or Rule 144A GDRs registered in the name or names requested in such notice and evidencing in the aggregate the number of Rule 144A GDSs to which such person is entitled, but in each case only upon payment to the Depositary of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Shares.

The Rule 144A GDRs executed and delivered upon any such transfer, split-up or combination shall bear the Securities Act Legend if at the time of delivery the restrictions contained therein are applicable, as determined by the Company and the Depositary from time to time.  In connection with any split-up or combination of Rule 144A GDRs pursuant to this paragraph, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of this Agreement.  In connection with any corporate action requiring the transfer or exchange of any Rule 144A GDRs evidencing Rule 144A GDRs, the Company and the Depositary may agree to require holders to execute and deliver such certifications or endorsements as may be deemed reasonably necessary.

SECTION 2.04.Transfer of Rule 144A GDRs; Interchange of Rule 144A GDRs for International GDRs; Combination and Split-up of Rule 144A GDRs.  The Registrar, subject to applicable law and the terms and conditions of this Agreement and any Rule 144A GDR, shall register transfers of any Rule 144A GDR on its transfer books if each of the following conditions has been satisfied:  (i) Delivery of any Rule 144A GDR by the Holder thereof in person or by duly authorized attorney to the Depositary at its Principal New York Office for the purpose of effecting a transfer thereof, (ii) the surrendered Rule 144A GDRs have been properly endorsed or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), (iii) the surrendered Rule 144A GDRs have been duly stamped as may be required by any applicable law, (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.06) have been paid and (v) the Depositary has received such certifications and agreements as the Depositary and the Company may require in order to comply with applicable laws and the restrictions on transfer.  Thereupon, the Depositary shall execute a new Rule 144A GDR or Rule 144A GDRs and deliver the same to or upon the order of the person entitled thereto.

The Holder of a Rule 144A GDR or Rule 144A GDRs on behalf of any owner of Rule 144A GDSs represented thereby, may, by written notice to the Depositary, interchange an interest in such Rule 144A GDR or Rule 144A GDRs for an interest in an International GDR or International GDRs, provided, that the person surrendering beneficial ownership in the Rule 144A GDSs and acquiring beneficial ownership in the International GDSs furnishes the Depositary with a transfer certificate substantially in the form of Exhibit C attached hereto and such other documents as the Depositary may require.  The Depositary, subject to the terms and conditions of this Agreement and applicable law, shall upon surrender of a Rule 144A GDR or Rule 144A GDRs for the purpose of interchanging such Rule 144A GDR or Rule 144A GDRs for an International GDR or International GDRs and upon receipt of the transfer certificate and such other documents as the Depositary requires, execute and deliver a new Rule 144A GDR or Rule 144A GDRs evidencing the decrease in Rule 144A GDSs and a new International GDR or International GDRs evidencing the increase in the International GDSs and deliver the same to or upon the order of the person entitled thereto.

The Registrar, subject to applicable law and the terms and conditions of this Agreement, shall upon Delivery to the Depositary at its Principal New York Office of a Rule 144A GDR or Rule 144A GDRs for the purpose of effecting a split-up or combination of such Rule 144A GDR or Rule 144A GDRs and payment of all applicable taxes and governmental charges (as are set forth in Section 5.06), execute and Deliver a new Rule 144A GDR or Rule 144A GDRs in the name of the same Holder for any authorized number of Rule 144A GDSs requested, evidencing the same aggregate number of Rule 144A GDSs as the Rule 144A GDR or Rule 144A GDRs surrendered.  In connection with any split-up or combination pursuant to this paragraph, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of this Agreement.

The Depositary, after consultation with the Company, may appoint one or more co-Registrars for the purpose of effecting transfers, combinations and split-ups of Rule 144A GDRs at designated offices on behalf of the Depositary.  Such co-Registrar may be removed and substitutes appointed by the Depositary after consultation with the Company.  Each co-Registrar appointed under this Section 2.04 shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.  In carrying out its functions, a Registrar may, in accordance with the terms of this Agreement, require evidence of authority and compliance with applicable laws and other requirements by Holders or Beneficial Owners or persons entitled to Rule 144A GDRs and will be entitled to protection and indemnity to the same extent as the Depositary.

SECTION 2.05.Surrender of Rule 144A GDRs and Withdrawal of Deposited Securities.  Subject to receipt of confirmation of listing of Shares deposited in the Initial Deposit on the Indian Stock Exchanges, upon (i) surrender at the Principal New York Office or Principal London Office of the Depositary or such other offices as the Depositary may designate of a Rule 144A GDR or (ii) receipt by the Depositary of written instructions from a participant of DTC on behalf of any Beneficial Owner surrendering any beneficial interest in the Master Rule 144A GDR with a corresponding credit to the Depositary's account at DTC for the Rule 144A GDSs so surrendered, in either case for the purpose of withdrawal of the Deposited Securities represented by the Rule 144A GDSs evidenced by a Rule 144A GDR or constituting such person's beneficial interest, and upon payment of the fee of the Depositary for the surrender of Rule 144A GDSs and withdrawal of Deposited Securities in accordance with Section 5.06 hereof and payment of all taxes and governmental charges payable in connection with such surrender and receipt by the Depositary of the written certification hereinafter referred to, and subject to the terms and conditions of this Agreement, such Holder or Beneficial Owner shall be entitled to delivery of the Deposited Securities represented by the Rule 144A GDSs evidenced by such Rule 144A GDRs or constituting such beneficial interest to him/her or upon his/her order by physical delivery, or if available, by electronic transfer to an account designated by such person

Such delivery of Deposited Securities shall be made, as hereinafter provided, without unreasonable delay.  Each Holder or Beneficial Owner requesting delivery of Deposited Securities against surrender of a Rule 144A GDR or a beneficial interest in the Master Rule 144A GDR shall deliver to the Depositary a written order containing delivery instructions.  A Rule 144A GDR surrendered or written instructions received for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer.

No Shares may be withdrawn upon presentation of Rule 144A GDSs for cancellation under this Section 2.05 until the Company has received confirmation from the Indian Stock Exchanges that the Shares deposited in the Initial Deposit have been listed for trading thereon (such Shares, the "Initial Listed Shares").  The Company expects to receive confirmation from the Indian Stock Exchanges that the Shares deposited in the Initial Deposit hereunder are Initial Listed Shares approximately ten (10) business days after the Initial Deposit.  The Company has further informed the Depositary that it is expected that newly issued shares which may be deposited by the Company from time to time and are not listed for trading on the Indian Stock Exchanges at the time of such deposit will be listed on the Indian Stock Exchanges for trading (the "Newly Listed Shares" and together with the Initial Listed Shares the "Listed Shares"), approximately forty-five (45) calendar days after any such deposit.  The parties hereto acknowledge and agree that (i) the Depositary will deliver Shares represented by Rule 144A GDSs presented for cancellation pursuant to this Section 2.05 only to the extent of the number of Listed Shares then deposited with the Custodian, (ii) the Depositary will process presentations of Rule 144A GDSs for withdrawal of Listed Shares under this Section 2.05 on a first come, first served basis, (iii) the Depositary will complete requests for cancellation of Rule 144A GDSs and withdrawal of the Shares represented thereby only to the extent of the number of Listed Shares at such time deposited with the Custodian, (iv) the Depositary will refuse to complete a request for cancellation of Rule 144A GDSs and withdrawal of Shares to the extent the number of Shares requested for withdrawal exceeds the number of Listed Shares at such time deposited with the Custodian and (v) the Depositary reserves the right to suspend withdrawals of Shares under this Section 2.05 until such time as Listed Shares are deposited with the Custodian.  The Company agrees to deliver to the Custodian written confirmation of the number of Listed Shares deposited with the Custodian under this Agreement promptly upon receipt of confirmation of listing of such Shares from the Indian Stock Exchanges.

No Deposited Securities shall be delivered as provided herein unless such written order shall be accompanied by an accurately and fully completed, signed certification and agreement in substantially the form of Exhibit D-2 hereto.  The delivery of Shares or other Deposited Securities upon surrender of Rule 144A GDSs as provided herein may also be subject to delivery to the Depositary of such written certification and agreement as the Company and Depositary may require.

Upon the receipt of such order and agreement and compliance with the terms of this Section 2.05, the Depositary shall direct the Custodian to deliver at the principal office of such Custodian or make an electronic transfer as provided above, in each case subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in such written instructions, such Deposited Securities, except that the Depositary may make delivery to such person or persons at the Principal New York Office of the Depositary of any cash dividends or cash distributions or any cash proceeds of sale of any dividends, distributions or rights with respect to the Deposited Securities which may at the time be held by the Depositary.

At the request, risk and, expense of any Holder or Beneficial Owner so surrendering a Rule 144A GDR or beneficial interest, and for the account of such Holder or Beneficial Owner, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of Deposited Securities represented by the surrendered Rule 144A GDSs to the Depositary for delivery at the Principal New York Office or Principal London Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder or Beneficial Owner, by cable, telex or facsimile transmission.

The Depositary shall not accept surrender of Rule 144A GDRs or written instructions for the purpose of withdrawal of less than one Share.  In addition, the Depositary shall only honor requests for withdrawal of whole numbers of Shares.  In the case of surrender of a Rule 144A GDR or surrender of a beneficial interest in the Master Rule 144A GDR evidencing a number of Rule 144A GDSs representing other than a whole number of Shares, the Depositary shall cause delivery of the appropriate whole number of Shares as hereinabove provided, and shall execute and deliver to the person surrendering such Rule 144A GDR a new separate Rule 144A GDR evidencing Rule 144A GDSs representing any remaining fractional Shares or continue to reflect on its records the remaining Shares as being represented by Rule 144A GDS evidenced by the Master Rule 144A GDR.

Nothing in this Section 2.05 shall preclude the adjustment of the balances of Shares underlying the Rule 144A GDR(s) or the International GDR(s) on the books of the Custodian in the event of an interchange of such Rule 144A GDR(s) for such International GDR(s) pursuant to Section 2.04 hereof.  Such interchange does not constitute a withdrawal and redeposit of Shares.

Under Indian laws and regulations as in effect as of the date hereof, unless the sale of Shares underlying Rule 144A GDSs is made on an Indian Stock Exchange through a stock broker at the market price, the Reserve Bank of India must approve the sale of Shares underlying the Rule 144A GDS by a non-resident of India to a resident of India and the conversion of Rupee proceeds from such sale into any currency outside India

SECTION 2.06.Limitations on Execution and Delivery, Transfer, etc. of Rule 144A GDRs; Suspension of Delivery, Transfer, etc.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Rule 144A GDR or any beneficial interest in the Master Rule 144A GDR for the purpose of withdrawal of any Deposited Securities, the interchange of Rule 144A GDRs for International GDRs, the delivery of any distribution therein or adjustment to the Depositary's records in order to reflect deposit of Shares or such transfer, surrender or withdrawal, the Depositary or the Custodian, or the Company by written instructions to the Depositary, may require (i) payment from the Holder, depositor of Shares or the presenter of a Rule 144A GDR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, custody or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, (ii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with this Agreement, including but not limited to, in the case of Rule 144A GDRs, a signature guarantee in accordance with industry practice, (iii) compliance with any laws or governmental regulations relating to depositary receipts in general or to the withdrawal and sale of Deposited Securities, (iv) delivery of such certificates as the Company may from time to time specify in writing to the Depositary to assure compliance with the Securities Act and rules and regulations thereunder and (v) compliance with such other restrictions, if any, as the Depositary and the Company may establish consistent with the provisions of this Agreement.

Upon notice to the Company, the delivery of Rule 144A GDRs against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Rule 144A GDRs in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding Rule 144A GDRs or receipt of written instructions from any person having a beneficial interest in Rule 144A GDSs represented by the Master Rule 144A GDR for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for the transfer and registration of Shares) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary, in good faith, at any time or from time to time because of any requirement of law or of any government or governmental authority, body or commission.

SECTION 2.07.Lost Rule 144A GDRs, etc.  In case any Rule 144A GDR shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Rule 144A GDR of like tenor and registered in the same name, in exchange and substitution for such mutilated Rule 144A GDR upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Rule 144A GDR, upon the filing by the Holder thereof with the Depositary of (a) a written request for such exchange, execution and delivery before the Depositary has notice that the Rule 144A GDR has been acquired by a bona fide purchaser and (b) an indemnity bond for the benefit of the Company and the Depositary reasonably satisfactory to the Company and the Depositary, and upon satisfying any other reasonable requirements imposed by the Depositary and by the Company upon notice to the Depositary including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such Rule 144A GDR, the authenticity thereof and the Holder's ownership thereof.

SECTION 2.08.Cancellation and Destruction of Surrendered Rule 144A GDRs.  All Rule 144A GDRs surrendered to the Depositary shall be canceled by the Depositary. Canceled Rule 144A GDRs shall not be entitled to any benefits under this Agreement or be valid or obligatory for any purpose.  The Depositary is authorized to destroy surrendered Rule 144A GDRs so canceled.  Rule 144A GDSs shall be deemed canceled when the Deposited Securities they represent are withdrawn from deposit hereunder or when the number of Rule 144A GDSs evidenced by the Master Rule 144A GDR on the records of the Depositary is so reduced and no other Rule 144A GDR evidencing such Rule 144A GDSs is issued hereunder (without the need to physically destroy the Master Rule 144A GDR).

SECTION 2.09.Maintenance of Records.  The Depositary shall maintain records of all Rule 144A GDRs surrendered and Deposited Securities withdrawn under Section 2.05, of substitute Rule 144A GDRs delivered under Section 2.07 and of Rule 144A GDRs canceled or destroyed under Section 2.08 in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.

SECTION 2.10.Partial Entitlement Shares.  In the event that any Shares deposited hereunder entitle holders thereof to receive a per-share distribution or other entitlement in an amount different from the Shares then on deposit (the Shares then on deposit collectively, "Full Entitlement Shares" and the Shares with different entitlement "Partial Entitlement Shares") then the following provisions shall apply:

(a)           Partial Entitlement Shares deposited hereunder shall be held by the Depositary or Custodian in an account different from the account in which Full Entitlement Shares deposited hereunder are held.

(b)           Partial Entitlement Shares shall be represented by a class of Rule 144A GDSs ("Partial Entitlement GDSs") different from those representing Full Entitlement Shares ("Full Entitlement GDSs"), and such Partial Entitlement GDSs shall be evidenced by a class of Rule 144A GDRs ("Partial Entitlement GDRs") different from those evidencing Full Entitlement GDSs ("Full Entitlement GDRs") and shall bear a legend with respect to their status as Partial Dividend Shares.  Partial Entitlement GDRs shall have a CUSIP number that is different than the CUSIP number that is assigned to the Rule 144A GDRs and be endorsed with such further legends as the Depositary and the Company may agree.

(c)           Whenever Partial Entitlement Shares become Full Entitlement Shares, the Depositary shall cause the Custodian to transfer such Shares into the account in which other Full Entitlement Shares are held, the Partial Entitlement GDSs representing such Shares shall automatically convert into Full Entitlement GDSs (the "New Full Entitlement GDSs"), the Depositary shall call for the surrender of the Partial Entitlement GDR or GDRs evidencing such New Full Entitlement GDSs and, upon surrender thereof, shall either (i) issue new Full Entitlement GDRs to evidence such New Full Entitlement GDSs or (ii) reflect on its records and notify DTC that such New Full Entitlement GDSs are evidenced by the Master GDR evidencing all other Full Entitlement GDSs, as the case may be.

(d)           Holders and Beneficial Owners of Full Entitlement GDSs shall be entitled to receive only dividends and other distributions received in respect of Full Entitlement Shares.  Holders and Beneficial Owners of Partial Entitlement GDRs shall be entitled to receive only dividends and other distributions received in respect of Partial Entitlement Shares.

(e)           All other provisions of this Agreement shall apply to Partial Entitlement Shares and Partial Entitlement GDSs, subject to this Section 2.10.

(f)           The Depositary is authorized to take any and all other actions as may be necessary (including, without limitation, making the necessary notations on Rule 144A GDRs) to give effect to the terms of this Section 2.10.  The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued are Partial Entitlement Shares and shall assist the Depositary with the establishment of procedures enabling the identification of Partial Entitlement Shares upon delivery to the Custodian.

ARTICLE III.

CERTAIN OBLIGATIONS OF HOLDERS OF RULE 144A GDRs

SECTION 3.01.Filing Proofs, Certificates and Other Information.  Any person depositing Shares, any Holder or any Beneficial Owner may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval, tax payer status, payment of applicable taxes or governmental charges, or legal or beneficial ownership of the Rule 144A GDSs and Deposited Securities and the nature of such interest, compliance with all applicable laws and terms of the Agreement, to provide information relating to the registration on the books of the Company (or the appointed agent of the Company for the transfer and registration of Shares) of the Shares presented for deposit or other information, to execute and deliver such certificates and to make such representations and warranties as the Depositary, the Custodian or the Company may deem necessary or proper.  The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of all or part of any Rule 144A GDR or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the withdrawal of any Deposited Securities until such proof or other information is filed or such certificates are executed and delivered or such representations and warranties are made.

SECTION 3.02.Liability of Holders and Beneficial Owners for Taxes and Other Charges.  If any tax or governmental charge shall become payable with respect to any Rule 144A GDR or any Rule 144A GDS or any Deposited Securities represented by the Rule 144A GDSs evidenced by any Rule 144A GDR, such tax or other governmental charge shall be payable by the Holder and Beneficial Owner of such Rule 144A GDR to the Depositary.  The Depositary may (and at the request of the Company shall) refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of such Rule 144A GDR or any withdrawal of Deposited Securities represented by the Rule 144A GDSs evidenced thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the Rule 144A GDSs evidenced by such Rule 144A GDR, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and the Beneficial Owners of such Rule 144A GDR remaining liable for any deficiency.

SECTION 3.03.Representations and Warranties on Deposit, Transfer and Surrender and Withdrawal of Shares or Rule 144A GDRs.  Each person depositing Shares under this Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are duly authorized, validly issued, fully paid and non-assessable and free of any preemptive (or similar) rights, that the person making such deposit is duly authorized so to do, and that the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and that the Shares presented for deposit have not been stripped of any rights or entitlements and are not, and the Rule 144A GDSs will not be "restricted securities" under the Securities Act and the deposit of the Shares will not violate the registration requirements of the Securities Act.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of Rule 144A GDSs or adjustments in the Depositary's records in respect thereof.  Every such person shall also be deemed to represent and warrant that, except with respect to the Initial Deposit and any deposit permitted hereunder pursuant to Sections 4.04, 4.05, 4.09 or 5.09, such person is not and shall not become at any time while such person holds Rule 144A GDRs or any beneficial interest therein an affiliate of the Company.

Each person depositing shares, transferring Rule 144A GDSs or any beneficial interest therein, interchanging Rule 144A GDSs for International GDSs or any beneficial interests therein, or surrendering Rule 144A GDRs or any beneficial interest therein and withdrawing Shares under this Agreement shall be deemed thereby to represent and warrant (a) prior to the Effective Time, in the case of deposits, to have made representations and warranties that the person who will acquire beneficial ownership of the Rule 144A GDSs as a result of a deposit shall do so in accordance with Rule 144A, (b) in the case of interchanges of Rule 144A GDSs for International GDSs, to have made representations and warranties substantially as set forth in Exhibit C attached hereto and (c) in every such case, to acknowledge that the Shares have not been and will not be registered under the Securities Act, and may not be offered, sold, pledged or otherwise transferred except under or in accordance with the restrictions on transfer set forth in the Securities Act Legend and that any offers, sales, transfers or other disposition of the Rule 144A GDSs or any beneficial interest therein or in the Shares or any beneficial interest therein shall comply with the restrictions set forth in the Securities Act Legend and to represent and warrant that such deposit, transfer, interchange or surrender and withdrawal complies with such restrictions.  Such representations, warranties and agreements shall survive any such deposit, transfer, interchange or surrender and withdrawal.

SECTION 3.04.Disclosure of Beneficial Ownership.  The Company may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held Rule 144A GDSs and regarding the identity of any other persons then or previously interested in such Rule 144A GDSs and the nature of such interest and various other matters.  Each such Holder and Beneficial Owner agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section 3.04 whether or not still a Holder or Beneficial Owner at the time of such request.  The Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to Holders and to the last known address, if any, of former Holders and to forward to the Company any responses to such requests received by the Depositary; provided, that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by Holders or former Holders.

To the extent that provisions of or governing any Deposited Securities or the applicable rules and regulations of any governmental authority may require the disclosure of or limit beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its reasonable efforts to comply with the Company's instructions as to Rule 144A GDRs in respect of any such enforcement or limitation and Holders and Beneficial Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary's compliance with such Company instructions.

SECTION 3.05.Ownership Restrictions.  Notwithstanding any other provision in this Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under applicable law or under the Articles of Association of the Company.  The Company may also restrict, in such manner as it deems appropriate, transfers of the Rule 144 A GDSs where such transfer may result in the total number of Shares represented by the Rule 144A GDSs owned by a single Holder or Beneficial Owner to exceed any such limits.  The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of Rule 144A GDSs, the removal or limitation, of voting rights or the mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the Rule 144A GDSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Association of the Company.

ARTICLE IV.

RIGHTS RELATING TO THE DEPOSITED SECURITIES;
CERTAIN OBLIGATIONS OF THE DEPOSITARY

SECTION 4.01.Power of Attorney.  Each Holder and Beneficial Owner, upon acceptance of  Rule 144A GDRs issued in accordance with the terms hereof, or any beneficial interest therein, thereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in this Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Agreement.

SECTION 4.02.Cash Distributions; Withholding.  Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution in respect of any Deposited Securities, or receives proceeds from the sale of any Shares, rights, securities or other entitlements under the terms hereof, subject to the provisions of Section 4.06 and if in the judgment of the Custodian or Depositary, such dividend or distribution or proceeds received in foreign currency may be converted on a reasonable basis into dollars which can, at the time of receipt thereof be transferred to the United States and distributed to the Holders entitled thereto, then the Custodian or Depositary shall convert or cause to be converted as promptly as practicable such foreign currency into dollars and distribute the amount thus received (without liability for interest and less any reasonable and customary expenses incurred by the Custodian or Depositary in converting such foreign currency) to the Holders entitled thereto in proportion to the number of Rule 144A GDSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary in accordance with Section 5.06; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holders in respect of the Rule 144A GDSs representing such Deposited Securities shall be reduced accordingly.  If at any time in the judgment of the Depositary the amounts received in foreign currency may not be converted on a reasonable basis into dollars distributable to the Holders entitled thereto, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the respective accounts of, the Holders entitled thereto.  The Custodian or the Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the net sum received by the Depositary for distribution to Holders of Rule 144A GDSs then outstanding.  The Company or its agent, or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency all amounts withheld and owing to such authority or agency.  The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.  The Depositary, the Custodian, the Company or its agent may take all reasonable steps to file or cause to be filed any such reports necessary to obtain benefits under any applicable taxation treaties for the Holders or Beneficial Owners of Rule 144A GDRs.

SECTION 4.03.Distributions Other than Cash, Shares or Rights.  Whenever the Custodian or the Depositary shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Custodian or the Depositary shall, as promptly as practicable, cause the securities or property so received to be distributed to the Holders entitled thereto, after deduction or upon payment of the fees and expenses of the Depositary in accordance with Section 5.06, in proportion to the number of Rule 144A GDSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such securities or property, in whole or in part, cannot be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Holders as to which question the Depositary intends to rely on a legal opinion provided in accordance with Section 5.09) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable or practicable for the purpose of effecting such distribution, including the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed to the Holders entitled thereto as in the case of a distribution received in cash.

SECTION 4.04.Distributions in Shares.  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, additional Shares, the Depositary may, and shall, if the Company so requests, either (i) distribute to the Holders entitled thereto, in proportion to the number of Rule 144A GDSs representing such Deposited Securities held by them respectively, additional Rule 144A GDRs for an aggregate number of Rule 144A GDSs representing the number of Shares received as such dividend or free distribution, or (ii) reflect on the records of the Depositary such increase in the aggregate number of Rule 144A GDSs representing Shares evidenced by the Master Rule 144A GDR and credit such Rule 144A GDSs to the DTC accounts entitled thereto, in either case after deduction or upon payment of the fees and expenses of the Depositary in accordance with Section 5.06; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Holders as to which question the Depositary intends to rely on a legal opinion provided in accordance with Section 5.09) the Depositary deems such distribution not to be practical or feasible, the Depositary may (i) adopt such method as it may deem equitable or practicable for the purpose of effecting such distribution, including the public or private sale of the Shares thus received, or any part thereof, and the prompt distribution of the net proceeds of any such sale to the Holders entitled thereto as in the case of a distribution received in cash or (ii) refrain from effecting such distribution altogether.  In lieu of issuing Rule 144A GDRs for fractional Rule 144A GDSs in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section 4.02.  If additional Rule 144A GDRs are not so distributed (except pursuant to the preceding sentence) or such change in the records of the Depositary is not made (except pursuant to the preceding sentence), each Rule 144A GDS shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby subject to the applicable fees and charges of the Depositary and taxes.

SECTION 4.05.Rights.  In the event that the Company offers or causes to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section 5.09, or in disposing of such rights on behalf of such Holders and making the net proceeds available in cash to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Company, take action as follows:

(i)           if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Holders or Beneficial Owners by means of warrants or otherwise, the Depositary shall, after deduction or upon payment of the fees and expenses of the Depositary, distribute warrants or other instruments therefor in such form as it may determine to such Holders entitled thereto, in proportion to the number of Rule 144A GDSs representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders, if lawful and feasible; or

(ii)           if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to certain Holders or Beneficial Owners by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell such rights or such warrants or other instruments, if a market therefor is available, at public or private sale, at such place or places and upon such terms as it may deem proper, and, after deduction or upon payment of the fees and expenses of the Depositary, allocate the net proceeds of such sales for the accounts of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Rule 144A GDS or Rule 144A GDSs, or otherwise, and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution pursuant to Section 4.02 herein; or

(iii)           if at the time of the offering of any rights the Depositary determines that it is lawful and feasible, it may, in its discretion, after deduction or upon payment of the fees and expenses of the Depositary, and upon provision of any documents, statements or certifications that it may specify, take such action as is necessary for certain of the rights to be exercised and the securities obtained upon the exercise thereof to be sold under Regulation S or to be resold under Rule 144A to, or privately placed with, those Holders or Beneficial Owners to whom such sales or resales may be made or with whom such private placement may be made without the rights or the securities to which such rights relate being registered under the Securities Act.

The Depositary will not offer any rights to the Holders or Beneficial Owners unless and until a registration statement under the Securities Act is in effect, or unless the offering and sale of such rights or securities to the Holders or Beneficial Owners are in the opinion of United States counsel satisfactory to the Depositary exempt from registration under the provisions of such Act.  The Company shall have no obligation to register such rights or such securities under the Securities Act or other applicable law.

SECTION 4.06.Conversion of Foreign Currency.  Whenever the Custodian or the Depositary receives currency other than dollars (in this Section referred to as "foreign currency"), by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars which can, at the time of receipt thereof be transferred to the United States and distributed to the Holders entitled thereto, the Depositary or Custodian shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency) shall be promptly distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion with regard to a particular Holder or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary or Custodian shall have the authority to file such application for approval or license, if any, as it may deem desirable.  In no event, however, shall the Depositary be obligated to make such a filing.

If at any time the Depositary determines that in its judgment any foreign currency received by it or the Custodian is not convertible on a reasonable basis into dollars distributable to the Holders entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or any appropriate document evidencing the right to receive such foreign currency) received by it or the Custodian to, or in its discretion may hold such foreign currency (without liability for interest) for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may, subject to all applicable currency and exchange regulations, distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective accounts of, the Holders for whom such conversion and distribution is not practicable.

SECTION 4.07.Fixing of Record Date.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each Rule 144A GDS or whenever the Depositary shall receive notice of any meeting of or solicitation of consents or proxy of holders of Shares or other Deposited Securities or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date for such distribution or meeting set by the Company) (a) for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or to receive notice as to such meeting, (b) for fixing the date on or after which each Rule 144A GDS will represent the changed number of Shares or (c) in respect of other matters.  Subject to the provisions of Section 4.02 through 4.07 and to the other terms and conditions of this Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of the sale thereof and to exercise the rights of Holders hereunder with respect to such changed number of Shares represented by each Rule 144A GDS, in proportion to the number of Rule 144A GDSs held by them respectively.

SECTION 4.08.Voting of Deposited Securities.  Holders will have no voting rights with respect to the Deposited Securities.  The Depositary will not exercise any voting rights in respect of the Deposited Securities unless it is required to do so by the law of the Republic of India.

If the Depositary is required by Indian law to exercise any voting rights in respect of the Deposited Securities, the Depositary will, subject to receipt of an opinion of the Company's Indian counsel reasonably satisfactory to the Depositary, that it is required so to do and such action is in conformity with all applicable laws of the Republic of India, vote the Shares in the same manner and in the same proportion as the other shareholders of the Company exercising voting rights in favor of or against any resolution under consideration before the meeting of the shareholders of the Company.  Except as provided in the foregoing sentence, the Depositary shall not exercise any voting rights with respect to the Shares and shall have no liability to the Company or any Holder for any action taken or not taken, as the case may be, pursuant to this condition.  By holding or continuing to hold a Rule 144A GDR, Holders are deemed to consent to the foregoing voting provisions.

Shares which have been withdrawn pursuant to the provisions of this Agreement and transferred on the Company's register of shareholders to a person other than the Depositary or its nominee may be voted by such person.

SECTION 4.09.Changes Affecting Deposited Securities.  Upon any change in nominal or par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets affecting the Company or to which it is a party, any shares, other securities or other property which shall be received by the Depositary or the Custodian in exchange for or in conversion, replacement or otherwise in respect of Deposited Securities of the Company shall, to the extent permitted by law, be treated as new Deposited Securities, and the Rule 144A GDSs shall thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless additional or new Rule 144A GDRs are delivered pursuant to the following sentence.  In any such case the Depositary may, with the Company's approval, and shall, at the Company's request, subject to receipt of an opinion of counsel satisfactory to the Depositary that such distributions are not in violation of applicable laws and regulations, execute and deliver additional Rule 144A GDRs or make appropriate adjustments in its records, as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Rule 144A GDRs to be exchanged for new Rule 144A GDRs specifically describing such new Deposited Securities.  If the Depositary determines that any such adjustment, delivery or exchange is not lawful or practicable, the Depositary may, and shall, if the Company so requests, subject to receipt of an opinion of counsel satisfactory to the Depositary that such distributions are not in violation of applicable laws and regulations, sell such securities or property at public or private sale and distribute the net proceeds to the Holders entitled thereto as in the case of a distribution pursuant to Section 4.02 herein.  The Depositary shall not be responsible for (i) any failure to determine that it is lawful or practicable to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Holders.

SECTION 4.10.Transmittal by the Depositary of Company Notices, Reports and Communications.  The Depositary shall make available for inspection by Holders at its Principal New York Office and Principal London Office and at the principal office of each Custodian copies of this Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or a Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also deliver to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.08.

The furnishing of copies of such notices, reports and communications by the Company to the Depositary for transmittal to the Holders shall not constitute a recognition by the Company that any such persons have rights as legal owners of Shares or that notification to such persons is necessary under Indian law prior to the Company taking any corporate action or shareholder vote.

SECTION 4.11.Withholding.  Notwithstanding any other provision of this Agreement, in the event that the Depositary determines that any distribution of property (including Shares, rights to subscribe therefor and other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares, rights to subscribe therefor and other securities) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of Rule 144A GDSs held by them respectively and the Depositary shall, if feasible without withholding for or on account of taxes or other governmental charges, without registration of such Shares or other securities under the Securities Act and otherwise in compliance with applicable law, distribute any unsold balance of such property in accordance with the provisions of this Agreement.

The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies.

The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners.  In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Securities.  As a condition to receiving such benefits, Holders and Beneficial Owners of Rule 144A GDSs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary's or the Custodian's obligations under applicable law.  The Holders and Beneficial Owners may be required to indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

Notwithstanding any other provision of this Agreement, before making any distribution or other payment on any Deposited Securities, the Company shall make such deductions (if any) which, under applicable law, the Company is required to make in respect of any income, capital gains or other taxes and the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith.  In making such deductions, the Company shall have no obligation to any Holder to apply a rate under any treaty or other arrangement between the Republic of India and the country within which such Holder is resident unless such Holder has timely provided to the Company evidence of the residency of such Holder that is satisfactory to the relevant tax authorities of the Republic of India.

When requested by the Company prior to the distribution of dividends by the Company or pursuant to a termination of this Agreement, the Depositary shall send to all Holders entitled to receive such dividend or as to which property is being sold as aforesaid, as the case may be, a notice in a form which the Company shall provide requesting evidence of each such Holder's tax residence.  The Depositary shall forward any such evidence received by it to the Company, in the case of dividends, or to the relevant purchaser or securities company, in the case of sales of property, in order to establish any such Holder's country of tax residence.  The Depositary shall have no obligation or liability to any person if any Holder fails to provide such evidence or if such evidence does not reach relevant tax authorities in time for any Holder to obtain the benefit of any tax treaty.

If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e. stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form satisfactory to the Depositary.  The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company.  The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary.  Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company.  The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the Rule 144A GDSs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Foreign Personal Holding Company," or as a "Passive Foreign Investment Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

SECTION 4.12.Available Information.  If at any time prior to the termination of this Deposit Agreement and for so long as any of the Rule 144A GDSs remain outstanding and are “restricted” securities within the meaning of Rule 144(a)(3) under the Securities Act and the Company is neither a reporting company under Sections 13 or 15(d) of the Securities Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the Securities Exchange Act, the Company will provide to any Holder or Beneficial Owner, and to any prospective purchaser of Rule 144A GDSs or of Shares, upon request of such Holder or Beneficial Owner, copies of the information required by Rule 144A(d)(4)(i) under the Securities Act to permit compliance with Rule 144A(d)(4).  Should the Company become subject to additional informational requirements, it shall in accordance therewith file reports and other information with the Commission.

ARTICLE V.

THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

SECTION 5.01.Maintenance of Office and Transfer Books by the Depositary.  Until termination of this Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Rule 144A GDRs in accordance with the provisions of this Agreement.

The Depositary shall keep books at its Principal New York Office for the registration of Rule 144A GDRs and transfers of Rule 144A GDRs which at all reasonable times shall be open for inspection by Holders and the Company, provided that such inspection shall not to the Depositary's knowledge be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Agreement, the Rule 144A GDS or the Rule 144A GDRs.  The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, or when reasonably requested by the Company.

If any Rule 144A GDRs or Rule 144A GDSs are listed on one or more stock exchanges or automated quotation systems in the United States or outside the United States, the Depositary shall act as Registrar or, at the request or with the approval of the Company, appoint a Registrar or one or more co-registrars for registration of such Rule 144A GDRs or Rule 144A GDSs in accordance with any requirements of such exchange(s) or system(s).  Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company.  The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Rule 144A GDRs at designated transfer offices on behalf of the Depositary.  Such co-transfer agents may be removed and substitutes may be appointed by the Depositary.

SECTION 5.02.Lists of Holders.  Upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Rule 144A GDSs by all persons in whose names Rule 144A GDRs are registered on the books of the Depositary.  Any other records maintained by the Depositary, the Registrar, any co-registrar or any co-transfer agent under this Agreement shall be made available to the Company upon reasonable request.

SECTION 5.03.Obligations of the Depositary, the Custodian and the Company.  The Company and its directors, employees, agents and affiliates assume no obligation nor shall they be subject to any liability under this Agreement (or the Rule 144A GDRs) to Holders, Beneficial Owners or other persons, except that each of them agrees to act in good faith and without negligence in the performance of its obligations set forth in this Agreement.

The Depositary and its directors, employees, agents and affiliates assume no obligation nor shall they be subject to any liability under this Agreement to Holders, Beneficial Owners or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to act in good faith and without negligence in the performance of its duties set forth in this Agreement.  The Depositary will not enforce the rights, if any, of Holders or Beneficial Owners as beneficial owners of Shares, nor will it enforce, on behalf of Holders or Beneficial Owners, its rights as legal owner of the underlying Shares.  The legal relationship created between the Depositary and the Holders and the Beneficial Owners is not a trust and the Depositary will not be acting as a trustee for the Holders or the Beneficial Owners.

The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or the Company or their respective agents.

Neither the Depositary nor the Company nor any director, employee, agent or affiliate of the Depositary or the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Rule 144A GDRs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian or agent of the Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company nor any director, employee, agent or affiliate of the Depositary or the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information.  Each of the Depositary and its agents and the Company and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities for the credit-worthiness of any third party, or for any tax consequences that may result from the ownership of Rule 144A GDSs, Shares or Deposited Securities, for allowing any rights to lapse upon the terms of this Agreement or for the failure or timeliness of any notice from the Company.

SECTION 5.04.Prevention or Delay in Performance by the Depositary or the Company.  Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder, Beneficial Owner or other person, if by reason of any provision of any present or future law or regulation of the United States, the Republic of India or any other country or jurisdiction, or of any other governmental authority, or any stock exchange, or by reason of any act of God, terrorism or war or other circumstances beyond its control, or, in the case of the Depositary, by reason of any provision, present or future, of the Company's Articles of Association, or of any securities issued or distributed by the Company, or any offering or distribution thereof, the Depositary or the Company or any of their respective directors, employees, agents or affiliates is prevented, delayed or forbidden from, or is subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary, the Company or any of their directors, employees, agents or affiliates incur any liability to any Holder, Beneficial Owner or other person by reason of any nonperformance or delay, caused by any of the aforesaid, in performance of any act or thing which by the terms of this Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement or the Company's Articles of Association including, without limitation, any loss occasioned by sale of Shares or failure to sell Shares in accordance with Section 2.05 hereof.  Where, by the terms of a distribution pursuant to Section 4.02, 4.03 or 4.04 of this Agreement or an offering or distribution pursuant to Section 4.05 of this Agreement, or because of applicable law, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary may, without liability to Holders and Beneficial Owners, make no such distribution or offering, and may allow any rights, if applicable, to lapse.  The Depositary and the Company shall have no liability for any exercise of, or failure to exercise, any discretion provided for in this Agreement or in the Articles of Association of the Company or provisions of or governing Deposited Securities or for any consequential or punitive damages for any breach of the terms of this Agreement.

SECTION 5.05.Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary hereunder by 30 days' prior written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a qualified successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by 60 days' prior written notice of such removal which shall become effective upon the appointment of a qualified successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor, but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.06 and 5.10), shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders of all outstanding Rule 144A GDRs and such other books and records maintained by such predecessor with respect to its function as Depositary hereunder.  Any such successor depositary shall at its own cost promptly mail notice of its appointment to the Holders.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.06.Charges of Depositary.

(a)           The Holders or Beneficial Owners shall pay:

(i)           the fees of the Depositary for (A) the receipt of deposits and the creation of Rule 144A GDSs pursuant to Sections 2.02 and 2.03 other than the Initial Deposit (any stock dividend pursuant to Section 4.04 or rights offering pursuant to Section 4.05 being deemed for this purpose to be a creation of the number of Rule 144A GDSs issuable in respect of the shares distributed as such dividend or received pursuant to the exercise of such rights) (to be paid by the depositor of Shares or Holder, as applicable) and (B) surrender of Rule 144A GDSs for the purpose of withdrawal of Deposited Securities pursuant to Section 2.05 (to be paid by the person surrendering Rule 144A GDSs for delivery of Deposited Securities), which in each case shall not exceed $5.00 for each 100 Rule 144A GDSs or portion thereof;

(ii)           the fee of the Depositary upon any cash distribution made pursuant to this Agreement which shall not exceed $0.02 per transaction for each Rule 144A GDS or portion thereof;

(iii)           the fee of the Depositary for the creation of Rule 144A GDSs, if permitted, upon surrender of other depositary shares issued under other depositary arrangements which shall not exceed $5.00 for each 100 Rule 144A GDSs or portion thereof;

(iv)           the fee of the Depositary for the distribution of securities other than Rule 144A GDSs or rights to purchase additional  Rule 144A GDSs (i.e., spin-off shares) which shall not exceed $5.00 per unit of 100 securities (or fraction thereof) distributed, and

(v)           if holding Rule 144A GDSs on the last day of any calendar year the annual depositary service fee of the Depositary of up to $2.00 per 100 Rule 144A GDSs held except to the extent of any cash dividend fees, charged under paragraph (ii) above during the applicable calendar year;

(vi)           taxes and other governmental charges;

(vii)           such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the register or registers of the Company and accordingly applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee upon the deposit of Shares pursuant to Section 2.02 or the delivery of shares against surrender of Rule 144A GDSs pursuant to Section 2.05;

(viii)           such air courier, cable, telex and facsimile transmission and delivery expenses as are expressly provided in this Agreement to be at the expense of persons depositing Shares or Holders or as are incurred at the request of such persons or Holders; and

(ix)           the expenses incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.06 or in connection with other distributions to holders of Deposited Securities pursuant to Section 4.02, 4.03, 4.04 or 4.05 of the Agreement;

(x)           such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, Rule 144A GDSs and Rule 144A GDRs; and

(xi)           the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the servicing or delivery of Deposited Securities.

(b)        Unless otherwise agreed, the Company shall pay any other reasonable charges and expenses of the Depositary and its agents that are incurred in the performance of its duties under this Agreement and the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The fees of the Depositary and the allocation of expenses of the Depositary may at any time and from time to time be changed by written agreement between the Company and the Depositary, subject to and in accordance with Section 6.01.

The right of the Depositary to receive payment of fees, charges and expenses for costs incurred or to be incurred or for services rendered or to be rendered as provided above shall survive the termination of this Agreement.  As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.05 hereof, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

SECTION 5.07.The Custodian.  The Depositary, after consultation with the Company, shall from time to time appoint one or more agents to act for it as Custodian hereunder.  The Depositary has initially appointed Citibank, N.A., Bombay as custodian and agent of the Depositary for the purpose of this Agreement.  The Custodian in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it.  The Custodian may resign and be discharged from its duties hereunder by 30 days' prior written notice of its election to do so delivered to the Depositary; such resignation to take effect upon the appointment of a successor Custodian and its acceptance of such appointment as hereinafter provided.  If upon the delivery of such notice of resignation there shall be no Custodian acting hereunder other than the Custodian delivering the notice, the Depositary shall, promptly after receiving such notice and after consultation with the Company, appoint a substitute custodian which shall thereafter be the Custodian hereunder.  The Depositary, after consultation with the Company, when it reasonably appears to be in the best interest of the Holders to do so, may appoint a substitute or an additional custodian, which shall thereafter be a Custodian hereunder.  Forthwith upon its appointment, each such substitute or additional custodian shall deliver to the Depositary an acceptance of such appointment satisfactory in form and substance to the Depositary and to the Company.  Immediately upon any change, the Depositary shall at its own expense give notice thereof in writing to all Holders.  Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Securities as are requested of it to any other Custodian together with all records maintained by it as Custodian with respect to such Deposited Securities.

Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.08.Notices, Reports and Communications.  On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of, solicitation of, consents or proxy of holders of Shares or of other Deposited Securities or any such meeting at which such holders are entitled to vote, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or of other Deposited Securities.

The Company, at the Company's expense, shall also arrange for the prompt transmittal to the Depositary of sufficient copies for mailing to all Holders of such notices and any other notices, reports and communications which are made generally available by the Company to holders of Shares.  The Depositary may, at the Company's expense, obtain sufficient copies of English translations for mailing to all Holders of any notices, reports or communications from the Company which are not initially furnished to the Depositary in English.

The Depositary shall arrange at the Company's expense for prompt mailing of copies thereof to all Holders, or, at the reasonable request of the Company, shall also make such notices, reports and communications available to all Holders in the same manner as the Company makes them generally available to holders of Shares or on such other basis as the Company may advise the Depositary as being required by any law or regulation or any requirement of any stock exchange to which the Company may be subject, subject to any limitations imposed by United States law.

SECTION 5.09.Issuance of Additional Shares, etc.  In the event of any issuance of additional Shares or of other securities (including rights and convertible or exchangeable securities) as a dividend or distribution with respect to the Shares or other Deposited Securities represented by Rule 144A GDSs, or future issuances to Holders for cash of such additional Shares or such other securities, the Depositary shall not distribute any such additional Shares or other securities to the Holders unless the Depositary shall have received a written opinion from counsel in the United States, which counsel shall be satisfactory to the Depositary and the Company, at the cost of the Company, stating either the transaction or the securities issuable in the transaction are exempt from registration under the Securities Act or the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act and, if applicable, the Securities Exchange Act to be in effect prior to making such dividend or distribution available to the Holders entitled thereto and, if in the opinion of such counsel such a registration statement is required, stating there is a registration statement in effect under the Securities Act and, if applicable, the Securities Exchange Act which will cover the issuance of such securities.

The Depositary will comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with securities laws in the United States.

The Company agrees that in the event of any future issuances by it or any Affiliate of (a) additional Shares, (b) rights, preferences or privileges to subscribe for Shares, (c) securities convertible into or exchangeable for Shares or (d) rights, preferences or privileges to subscribe for securities convertible into or exchangeable for Shares (in each event other than as a dividend or distribution, or issuance for cash to Holders, in each such case as set forth above), such issuance shall be effected by the Company in a manner so as not to violate the Securities Act.  If the Company determines that an issuance of such securities is required to be registered under the Securities Act, the Company shall take one of the following actions:  (x) register such issuance to the extent necessary, (y) alter the terms of the issuance to avoid the registration requirements of the Securities Act or (z) direct the Depositary or the Custodian to take such measures, as are provided in Sections 4.03 through 4.05 or other specific measures with respect to the acceptance for deposit of Shares to prevent such issuance from being made in violation of the registration requirements of such Act.

The Company agrees with the Depositary that neither the Company nor any company controlled by the Company will at any time deposit any Shares hereunder, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any company under its control, unless such transaction is registered under the Securities Act or is not required to be registered under the Securities Act as confirmed by an opinion of U.S. counsel.

SECTION 5.10.Indemnification.  The Company agrees to indemnify the Depositary, each Custodian and their officers, directors and employees against, and hold each of them harmless from, any liability or expense which may arise in connection with the offer, issuance, sales resale, withdrawal or transfer of Rule 144A GDSs, Rule 144A GDRs or Shares and any offering documents relating thereto or which may arise out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company or the exercise of voting rights or giving a proxy or power of attorney to vote the Shares in accordance with the provisions of Section 4.08 hereof, in accordance with the provisions of this Agreement and of the Rule 144A GDRs, as the same may be amended, modified or supplemented from time to time, in any such case, (i) by either the Depositary or any Custodian or any of their respective agents, except for any liability or expense arising; out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents, except to the extent that such liability or expense arises out of information or the omissions of information relating to the Depositary or to the Custodian, as the case may be, furnished in writing to the Company by the Depositary or the Custodian expressly for use in any document relating to the Rule 144A GDSs.

The Depositary agrees to indemnify the Company and its officers, directors and employees and hold them harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or Citibank, N.A. Bombay in its capacity as custodian due to the negligence or bad faith of the Depositary or Citibank, N.A. Bombay in its capacity as Custodian.

Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances.  No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person.

The obligations set forth in this Section 5.10 shall survive the termination of this Agreement and the succession or substitution of any person indemnified hereby.

SECTION 5.11.Certain Rights of the Depositary; Limitations.  The Depositary, its agents and its affiliates on their own behalf may own and deal in any class of securities of the Company and its affiliates and in Rule 144A GDSs.  At the direction of the Company, the Depositary may cause the issuance of Rule 144A GDSs against rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records on behalf of the Company in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof.  Neither the Depositary nor the Custodian, in their respective capacities as such, shall lend Shares or Rule 144A GDSs; provided, however, that the Depositary may (i) issue Rule 144A GDSs prior to the receipt of Shares pursuant to Section 2.02 and (ii) deliver Shares prior to the receipt and cancellation of Rule 144A GDSs pursuant to Section 2.05, including Rule 144A GDSs which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release Transaction").  The Depositary may receive Rule 144A GDSs in lieu of Shares under (i) above and receive Shares in lieu of GDSs under (ii) above.  Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom Rule 144A GDSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or Rule 144A GDSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or Rule 144A GDSs in its records and to hold such Shares or Rule 144A GDSs in trust for the Depositary until such Shares or Rule 144A GDSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Rule 144A GDSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The Depositary will normally limit the number of Rule 144A GDSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the Rule 144A GDSs outstanding (without giving effect to Rule 144A GDSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary may also set limits with respect to the number of Rule 144A GDSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.  For the avoidance of doubt, any Pre-Release Transaction effected pursuant to this Section 5.11 shall, except when entered into at the request of the Company, be the sole responsibility of the Depositary, and the Company will have no obligation with respect thereto, including any obligation to provide any Share shortfall in respect of such Pre-Release Transaction.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.  Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).  Prior to the Effective Time, the Depositary may require that the person to whom any Pre-Release is to be made pursuant to this Section 5.11 deliver to the Depositary a duly completed and executed certificate and agreement in substantially the form attached hereto as Exhibit D-1.

ARTICLE VI.

AMENDMENT AND TERMINATION

SECTION 6.01.Amendment.  The form of the Rule 144A GDRs and any provisions of this Agreement may at any time and from time to time be amended or supplemented by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior consent of Holders and Beneficial Owners.  Any amendment or supplement which shall impose or increase any fees, charges or expenses (other than charges in connection with foreign exchange control regulations, taxes, or other governmental charges, delivery and other such expenses), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Rule 144A GDRs until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders of record of outstanding Rule 144A GDRs.  The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the Rule 144A GDSs to be registered on Form F-6 under the Securities Act or (b) the Rule 144A GDSs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners.  Every Holder and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Rule 144A GDRs or to own any beneficial interest therein, to consent and agree to such amendment or supplement and to be bound by this Agreement as amended thereby.  In no event may any amendment impair the right of any Holder to surrender such Holder's Rule 144A GDRs and receive the Deposited Securities represented thereby, or request the Depositary to sell or cause to be sold the underlying Deposited Securities evidenced by such Rule 144A GDRs and any other property represented thereby and distribute the proceeds from the sale thereof to such Holder, except to comply with mandatory provisions of applicable law.

Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment or supplement of the Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Agreement and the Rule 144A GDR, at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Agreement and the Rule 144A GDRs in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

SECTION 6.02.Termination.  The Depositary shall at any time at the direction of the Company, terminate this Agreement by providing notice of such termination to the Holders of all Rule 144A GDSs then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Agreement if the Depositary shall have delivered to the Company a written notice of its election to resign, and a qualified successor depositary shall not have been appointed and accepted its appointment, as provided in Section 5.05 within 30 days after such delivery.  If the Depositary delivers such notice of resignation to the Company and a qualified successor depositary shall not have been appointed and accepted such appointment within such 30-day period, the Depositary at its expense, shall provide notice of such termination of this Agreement to the Holders of all Rule 144A GDSs then outstanding.  On and after the date of termination of this Agreement, the Holder of a Rule 144A GDR will, upon surrender of such Rule 144A GDR at the Principal New York Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Rule 144A GDRs referred to in Section 2.05 hereto and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him/her or upon his/her order, of the amount of Deposited Securities represented by such Rule 144A GDR.  If any Rule 144A GDSs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Rule 144A GDSs, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under this Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in this Agreement, and shall continue to deliver Deposited Securities or the proceeds thereof, as permitted by applicable law, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any Shares, rights or other property, in all such cases, without liability for interest, in exchange for Rule 144A GDSs surrendered to the Depositary after deducting or charging, as the case may be in each case the charges of the Depositary, any expense for the account of the Holders in accordance with this Agreement and any applicable taxes or governmental charges or assessments.  At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of Rule 144A GDSs which have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under this Agreement, except to account for such net proceeds and other cash.  Upon the termination of this Agreement, the Company shall be discharged from all obligations under this Agreement except for its obligations to the Depositary under Sections 5.06, 5.10 and 7.06 hereof.  The obligations of the Depositary under Section 5.10 hereof shall survive the termination of this Agreement.

ARTICLE VII.

MISCELLANEOUS

SECTION 7.01.Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Agreement shall be filed with the Depositary and each Custodian and shall be open to inspection by any Holder at the Principal New York Office and Principal London Office of the Depositary and the principal office of any Custodian during business hours.

SECTION 7.02.No Third-Party Beneficiaries.  This Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03.Severability.  In case any one or more of the provisions contained in this Agreement or in the Rule 144A GDRs should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04.Holders and Beneficial Owners as Parties, Binding Effect.  The Holders and the Beneficial Owners will be parties to this Agreement and will be bound by all of the terms and conditions hereof and of the Rule 144A GDRs by acceptance of a Rule 144A GDR or by acquisition of any beneficial interest therein.

SECTION 7.05.Notices.  Any and all notices to be given to the Company shall be in writing and shall be deemed to have been duly given if personally delivered, or sent by mail (if domestic, first class, if overseas, first class airmail) or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to the Company at its principal office located at L&T House, Narottam Morarjee Marg, Ballard Estate, Bombay 400 038, India, Attention:  Mrs. Hema Krishnamoorthy, Company Secretary, UltraTech CemCo Limited, or to any other address which the Company may specify in writing.

Any and all notices to be given to the Depositary shall be in writing and shall be deemed to have been duly given if personally delivered, or sent by mail (if domestic, first class, if overseas, first class airmail) or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to Citibank, N.A., 111 Wall Street, New York, New York 10043, Attention: ADR Department (facsimile number: (212) 825-5398) or to any other address which the Depositary may specify by notice.

Any and all notices to be given to any Holder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, or sent by mail (if domestic, first class, if overseas, first class airmail) or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to such Holder at the address of such Holder as it appears on the transfer books of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request or (b) if a Holder shall have designated such means of notification as an acceptable means of notification under the terms of this Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Holder for such purpose.  Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Agreement.  Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of Rule 144A GDSs held by such other Holders.

Delivery of a notice sent by mail or air courier shall be deemed to be effective three days (in the case of domestic mail or air courier) or seven days (in the case of overseas mail) after dispatch, and any notice sent by cable, telex or facsimile transmission as provided in this Section shall be deemed to be effective 24 hours after dispatch.  The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.06.Governing Law.  This Agreement and the Rule 144A GDRs shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York, including Section 5-1401 of the General Obligations Law of New York.  Notwithstanding anything contained in this Agreement, any Rule 144A GDR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed  by the laws of India (or, if applicable, such other laws as may govern the Deposited Securities).

Except as set forth in the following paragraph of this Section 7.06, the Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.

The Company hereby irrevocably designates, appoints and empowers CT Corporation System (the "Agent") now at 111 Eighth Avenue, New York, New York 10011, as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.06.  If for any reason the Agent shall cease to be available to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes of this Section 7.06 reasonably satisfactory to the Depositary. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.05 hereof.  The Company agrees that the failure of the Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Notwithstanding the foregoing, the Depositary and the Company unconditionally agree that in the event that a Holder or Beneficial Owner brings a suit, action or proceeding against (a) the Company, (b) the Depositary in its capacity as Depositary under this Agreement or (c) against both the Company and the Depositary, in any such case, in any state or federal court of the U.S., and the Depositary or the Company have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Company and the Depositary may pursue such claim against each other in the state or federal court in the U.S. in which such suit, action, or proceeding is pending and, for such purposes, the Company and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts.  The Company agrees that service of process upon the Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.06, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter arising out of, or in connection with, this Agreement, any Rule 144A GDR or the Deposited Securities.

No disclaimer of liability under the Securities Act is intended by any provision of this Agreement.  The provisions of this Section 7.06 shall survive any termination of this Agreement, in whole or in part and the succession or substitution of any party hereto.

SECTION 7.07.Indian Law References.  Any summary of Indian laws and regulations and of the terms of the Company's Articles of Association set forth in this Agreement have been provided by the Company solely for the convenience of Holders, Beneficial Owners and the Depositary.  While such summaries are believed by the Company to be accurate as of the date of this Agreement, (i) they are summaries and as such may not include all aspects of the materials summarized applicable to a Holder or Beneficial Owner, and (ii) these laws and regulations and the Company's Articles of Association may change after the date of this Agreement.  Neither the Depositary nor the Company has any obligation under the terms of this Agreement to update any such summaries.

SECTION 7.08.Prohibition of Assignment.  Neither the Company nor the Depositary may assign or otherwise transfer any of its rights or obligations hereunder, except as otherwise provided herein including, without limitation, Section 5.05 hereof.

SECTION 7.09.Compliance with U.S. Securities Laws.  Notwithstanding any other provision of this Agreement or the Rule 144A GDRs, after the Effective Time, the Company and the Depositary each agrees that it shall restrict withdrawals of Deposited Securities only in compliance with this Agreement and for the reasons set forth in Section I. A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of Rule 144A GDSs issued in accordance with the terms hereof or upon acquisition of any beneficial interest therein.

ULTRATECH CEMCO LIMITED

By:           /s/ J. P. Nayak___________________
Name: J. P. Nayak
Title:   Director

CITIBANK, N.A.

By:           /s/ Susan A. Lucanto______________
Name:  Susan A. Lucanto
Title:    Vice President

EXHIBIT A

BLANKET ISSUER LETTER OF REPRESENTATIONS
[To be Completed by Issuer]

[Name of Issuer]

Date
[For Municipal Issues:
Underwriting Department – Eligibility; 50th Floor]
[For Corporate Issues:
General Counsel's Office; 49th Floor]
The Depository Trust Company
55 Water Street
New York, NY  10041

Ladies and Gentlemen:

This letter sets forth our understanding with respect to all issues (the "Securities") that Issuer shall request be made eligible for deposit by The Depository Trust Company ("DTC").

To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with DTC's Rules with respect to the Securities, Issuer represents to DTC that Issuer will comply with the requirements stated in DTC's Operational Arrangements, as they may be amended from time to time.

Very truly yours

Note: Schedule A contains statements that DTC believes accurately describes DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.

(Issuer)
By:
(Authorized Officer's Signature)
Received and Accepted:
THE DEPOSITORY TRUST COMPANY
(Print Name)
By:
(Street Address)

	(City)(State)(Country)	(Zip Code)

(Phone Number)

(E-mail Address)

SAMPLE OFFERING DOCUMENT LANGUAGE DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
(Prepared by DTC – bracketed material may be applicable only to certain issues)

1.           The Depository Trust Company ("DTC') , New York, NY, will act as securities depository for the securities (the "Securities").  The Securities will be issued as fully-registered securities registered in the name of Cede & Co., (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC.  One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC.  [If, however, the aggregate principal amount of [any] issue exceeds $500 million, one certificate will be issued with respect to any remaining principal amount of such issue.

2.           DTC, the world's largest depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC's participants ("Direct Participants") deposit with DTC.  DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts.  This eliminates the need for physical movement of securities certificates.  Direct Participants' include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC").  DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, (NSCC, GSCC, MBSCC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").  DTC has Standard & Poor's highest rating: AAA.  The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission.  More information about DTC can be found at www.dtcc.com.

3.           Purchases of Securities under the DTC system must be made by or though Direct Participants, which will receive a credit for the Securities on DTC's records.  The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participant's records.  Beneficial Owners will not receive written confirmation from DTC of their purchase.  Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners.  Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

4.           To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC.  The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership.  DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participant to whose accounts such Securities are credited, which may or may not be the Beneficial Owners.  The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

5.           Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  [Beneficial Owners of Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Securities, such as redemptions tenders, defaults, and proposed amendments to the Security documents.  For example, Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners.  In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.]

[6.           Redemption notices shall be sent to DTC.  If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

7.           Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Securities unless authorized by a Direct Participant in accordance with DTC's Procedures.  Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date.  The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

8.           Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC.  DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from Issuer or Agent, on payable date in accordance with their respective holdings shown on DTC's records.  Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer from or registered in "street name," and will be the responsibility of such Participant and not of DTC [nor its nominee], Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested any an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursements of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

[9.           A.  Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent.  The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

10.           DTC may discontinue providing its services as depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent.  Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.

11.           Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository).  In that event, Security certificates will be printed and delivered.

12.           The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

EXHIBIT B

Number___________	CUSIP Number________

RULE 144A GLOBAL DEPOSITARY SHARES (EACH RULE 144A GLOBAL
DEPOSITARY SHARE REPRESENTING TWO (2) ORDINARY SHARES
OF ULTRATECH CEMCO LIMITED)

[FORM OF] RULE 144A GLOBAL DEPOSITARY RECEIPT

FOR

RULE 144A GLOBAL DEPOSITARY SHARES

representing

DEPOSITED SHARES OF COMMON STOCK,

PAR VALUE Rs. 10 PER SHARE, OF ULTRATECH CEMCO LIMITED

(Incorporated in the Republic of India as a
public company with limited liability)

DTC LEGEND

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the agent authorized by the Company for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SECURITIES ACT LEGEND

NEITHER THIS SECURITY NOR ANY SECURITY REPRESENTED HEREBY HAS BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT").  THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES, FOR THE BENEFIT OF THE COMPANY AND THE DEPOSITARY, THAT THIS SECURITY AND ANY SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE SELLER AND ANYONE ACTING ON THE SELLER'S BEHALF REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE OFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

INDIAN LEGEND

THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY AND THE DEPOSITARY, THAT THIS SECURITY AND THE SHARES REPRESENTED HEREBY MAY NOT AT ANY TIME BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO ANY PERSON LOCATED IN INDIA, RESIDENTS OF INDIA, OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY SUCH PERSONS.

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the "Depositary"), hereby certifies that Cede & Co., as nominee of The Depository Trust Company, is the owner of that number of Rule 144A Global Depositary Shares indicated on the records of the Depositary, representing deposited ordinary shares of UltraTech Cemco Limited, a limited liability company organized under the laws of the Republic of India as a public company (the "Company"), par value Rs. 10 per share (the "Shares").  At the date of the Deposit Agreement (as defined below), each Rule 144A Global Depositary Share ("Rule 144A GDS") represents two (2) Shares deposited under the deposit agreement with the Custodian, which at the date of execution of the Deposit Agreement is Citibank, N.A., Bombay.

(1)           The Deposit Agreement.  This Rule 144A Global Depositary Receipt ("Rule 144A GDR") is issued upon the terms and conditions set forth in the Deposit Agreement, dated as of May 27, 2004 (the "Deposit Agreement"), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of Rule 144A GDRs issued thereunder, each of whom by accepting a Rule 144A GDR or acquiring any beneficial interest therein agrees to become a party thereto and becomes bound by all the terms and provisions thereof.  The Deposit Agreement sets forth the rights of Holders and Beneficial Owners of the Rule 144A GDRs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Principal New York Office and Principal London Office of the Depositary and at the principal office of the Custodian.  The statements made in this Rule 144A GDR are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.

(2)           Surrender of Rule 144A GDRs and Withdrawal of Deposited Securities.  Subject to receipt of confirmation of listing of Shares deposited with the Custodian by the Company pursuant to the Scheme of Arrangement approved by the High Court of Judicature at Bombay, India on April 22, 2004 (the "Initial Deposit"), on the Indian Stock Exchanges, upon (i) surrender at the Principal New York Office or Principal London Office of the Depositary or such other offices as the Depositary may designate of a Rule 144A GDR or (ii) receipt by the Depositary of written instructions from a participant of DTC on behalf of any Beneficial Owner surrendering any beneficial interest in the Master Rule 144A GDR with a corresponding credit to the Depositary's account at DTC for the Rule 144A GDSs so surrendered, in either case for the purpose of withdrawal of the Deposited Securities represented by the Rule 144A GDSs evidenced by a Rule 144A GDR or constituting such person's beneficial interest, and upon payment of the fee of the Depositary for the surrender of Rule 144A GDSs and withdrawal of Deposited Securities and payment of all taxes and governmental charges payable in connection with such surrender, receipt of written certification hereinafter referred to, and subject to the terms and conditions of the Deposit Agreement, such Holder or Beneficial Owner shall be entitled to delivery of the Deposited Securities represented by the Rule 144A GDSs evidenced by such Rule 144A GDRs or constituting such beneficial interest to him/her or upon his/her order by physical delivery, or if available, by electronic transfer to an account designated by such person  Such delivery of Deposited Securities shall be made, as hereinafter provided, without unreasonable delay.  Each Holder or Beneficial Owner requesting delivery of Deposited Securities against surrender of a Rule 144A GDR or a beneficial interest in the Master Rule 144A GDR shall deliver to the Depositary a written order containing delivery instructions.  A Rule 144A GDR surrendered or written instructions received for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer.  No Shares may be withdrawn upon presentation of Rule 144A GDSs for cancellation under Section 2.05 of the Deposit Agreement until the Company has received confirmation from the Indian Stock Exchanges that the Shares deposited in the Initial Deposit have been listed for trading thereon (such Shares, the "Initial Listed Shares").  The Company expects to receive confirmation from the Indian Stock Exchanges that the Shares deposited in the Initial Deposit hereunder are Initial Listed Shares approximately ten (10) business days after the Initial Deposit.  The Company has further informed the Depositary that it is expected that newly issued shares which may be deposited by the Company from time to time and are not listed for trading on the Indian Stock Exchanges at the time of such deposit will be listed on the Indian Stock Exchanges for trading (the "Newly Listed Shares" and together with the Initial Listed Shares the "Listed Shares"), approximately forty-five (45) calendar days after any such deposit.  The parties to the Deposit Agreement have acknowledged and agreed that (i) the Depositary will deliver Shares represented by Rule 144A GDSs presented for cancellation pursuant to Section 2.05 of the Deposit Agreement only to the extent of the number of Listed Shares then deposited with the Custodian, (ii) the Depositary will process presentations of Rule 144A GDSs for withdrawal of Listed Shares under Section 2.05 of the Deposit Agreement on a first come, first served basis, (iii) the Depositary will complete requests for cancellation of Rule 144A GDSs and withdrawal of the Shares represented thereby only to the extent of the number of Listed Shares at such time deposited with the Custodian, (iv) the Depositary will refuse to complete a request for cancellation of Rule 144A GDSs and withdrawal of Shares to the extent the number of Shares requested for withdrawal exceeds the number of Listed Shares at such time deposited with the Custodian and (v) the Depositary reserves the right to suspend withdrawals of Shares under this paragraph until such time as Listed Shares are deposited with the Custodian.  The Company agrees to deliver to the Custodian written confirmation of the number of Listed Shares deposited with the Custodian under the Deposit Agreement promptly upon receipt of confirmation of listing of such Shares from the Indian Stock Exchanges.

No Deposited Securities (as defined in the Deposit Agreement) shall be delivered as provided in the Deposit Agreement unless such written order shall be accompanied by an accurately and fully completed, signed certification and agreement in substantially the form of Exhibit D-2 to the Deposit Agreement.  The delivery of Shares or other Deposited Securities upon surrender of Rule 144A GDSs as provided in the Deposit Agreement may also be subject to delivery to the Depositary of such written certification and agreement as the Company and Depositary may require.

Upon the receipt of such order and agreement and compliance with the terms of Section 2.05 of the Depositary shall direct the Custodian to deliver at the principal office of such Custodian or make an electronic transfer as provided above, in each case subject to Sections 2.06, 3.01 and 3.02 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in such written instructions, such Deposited Securities, except that the Depositary may make delivery to such person or persons at the Principal New York Office of the Depositary of any cash dividends or cash distributions or any cash proceeds of the sale of any dividends, distributions or rights with respect to the Deposited Securities, which may at the time be held by the Depositary.

At the request, risk and expense of any Holder or Beneficial Owner so surrendering a Rule 144A GDR or beneficial interest, and for the account of such Holder or Beneficial Owner, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of Deposited Securities represented by the surrendered Rule 144A GDSs to the Depositary for delivery at the Principal New York Office or Principal London Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Holder or Beneficial Owner, by cable, telex or facsimile transmission.

The Depositary shall not accept surrender of Rule 144A GDRs or written instructions for the purpose of withdrawal of less than one Share.  In addition, the Depositary shall only honor requests for withdrawal of whole numbers of Shares.  In the case of surrender of a Rule 144 GDR or under of a beneficial interest in the Master Rule 144A GDR evidencing a number of Rule 144A GDSs representing other than a whole number of Shares, the Depositary shall cause delivery of the appropriate whole number of Shares as provided under the Deposit Agreement, and shall execute and deliver to the person surrendering such Rule 144A GDR a new separate Rule 144A GDR evidencing Rule 144A GDSs representing any remaining fractional Share or continue to reflect on its records the remaining Shares as being represented by Rule 144A GDSs evidenced by the Master Rule 144A GDR.

Nothing in this paragraph (2) shall preclude the adjustment of the balances of Shares underlying the Rule 144A GDR(s) or the International GDR(s) on the books of the Custodian in the event of an interchange of such Rule 144A GDR(s) for such International GDR(s) pursuant to Section 2.04 of the Deposit Agreement.  Such interchange does not constitute a withdrawal and redeposit of Shares.

(3)           Transfers, Split-ups and Combinations.  Subject to applicable law and the limitations stated herein and in the Deposit Agreement, and in this Rule 144A GDR, the Registrar shall register transfers of any Rule 144A GDR on its transfer books if each of the following conditions has been satisfied: (i) Delivery of any Rule 144A GDR by the Holder thereof in person or by duly authorized attorney to the Depositary at its Principal New York Office for the purpose of effecting a transfer thereof, (ii) the surrendered Rule 144A GDRs have been properly endorsed or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), (iii) the surrendered Rule 144A GDRs have been duly stamped as may be required by any applicable law, (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in the Deposit Agreement) have been paid and (v) the Depositary has received such certifications and agreements as the Depositary and the Company may require in order to comply with applicable laws and the restrictions on transfer.  Thereupon, the Depositary shall execute a new Rule 144A GDR or Rule 144A GDRs and deliver the same to or upon the order of the person entitled thereto.  The Holder of this Rule 144A GDR, may, by written notice to the Depositary, interchange an interest in this Rule 144A GDR for an interest in an International GDR, provided that the person thereby surrendering beneficial ownership in the Rule 144A GDSs and acquiring beneficial ownership in the International GDSs furnishes the Depositary with a transfer certificate substantially in the form of Exhibit C to the Deposit Agreement and such other documents as the Depositary may require.  The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement. This Rule 144A GDR may be split into other Rule 144A GDRs or may be combined with other Rule 144A GDRs into one Rule 144A GDR, representing the same aggregate number of Rule 144A GDSs and registered in the name of the same Holder as the Rule 144A GDR or Rule 144A GDRs surrendered.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Rule 144A GDR or any beneficial interest in the Master Rule 144A GDR for the purpose of withdrawal of any Deposited Securities, the interchange of Rule 144A GDRs for International GDRs, the delivery of any distribution therein or adjustment to the Depositary's records in order to reflect deposit of Shares or such transfer or surrender for withdrawal, the Depositary or the Custodian or the Company by written instructions to the Depositary may (i) require payment from the Holder, depositor of Shares or the presenter of a Rule 144A GDR or the presenter of written instructions of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer, custody or registration fee with respect thereto and payment of any applicable fees as provided in Paragraph (7) of this Rule 144A GDR, (ii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Deposit Agreement, including but not limited to a signature guarantee in accordance with industry practice, (iii) compliance with any laws or governmental regulations relating to depositary receipts in general or to the withdrawal and sale of Deposited Securities, (iv) delivery of such certificates as the Company may from time to time specify in writing to the Depositary to assure compliance with the Securities Act and rules and regulations thereunder, and (v) compliance with such other restrictions, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement.

The Depositary may refuse to execute and to deliver Rule 144A GDRs, register the transfer of any Rule 144A GDR, or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval, payment of applicable taxes or governmental charges, legal or beneficial ownership or other information as it or the Company may deem necessary or proper.  Upon notice to the Company, the delivery of Rule 144A GDRs against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of Rule 144A GDRs in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding Rule 144A GDRs or the receipt of written instructions from any person having a beneficial interest in the Rule 144A GDSs evidenced by the Master Rule 144A GDR for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for the transfer and registration of Shares) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary in good faith at any time or from time to time in accordance with the Deposit Agreement.

At the direction of the Company, the Depositary may cause the issuance of Rule 144A GDSs against rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof.  Neither the Depositary nor the Custodian, in their respective capacities as such, shall lend Shares or Rule 144A GDSs; provided, however, that the Depositary may (i) issue Rule 144A GDSs prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Rule 144A GDSs pursuant to Section 2.05 of the Deposit Agreement, including Rule 144A GDSs which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release Transaction").  The Depositary may receive Rule 144A GDSs in lieu of Shares under (i) above and receive Shares in lieu of GDSs under (ii) above.  Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom Rule 144A GDSs or Shares are to be delivered (2) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or Rule 144A GDSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or Rule 144A GDSs in its records and to hold such Shares or Rule 144A GDSs in trust for the Depositary until such Shares or Rule 144A GDSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Rule 144A GDSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, and (d) subject to such further indemnities and credit regulations a the Depositary deems appropriate.  The Depositary will normally limit the number of Rule 144A GDSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the Rule 144A GDSs outstanding (without giving effect to Rule 144A GDSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary may also set limits with respect to the number of Rule 144A GDSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate.  For the avoidance of doubt, any Pre-Release Transaction effected pursuant to Section 5.11 of the Deposit Agreement shall, except when entered into at the request of the Company, be the sole responsibility of the Depositary, and the Company will have no obligation with respect thereto, including any obligation to provide any Share shortfall in respect of such Pre-Release Transaction.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.  Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).  Prior to the time, if any, as of which a registration statement on Form F-6 under the Securities Act is declared effective by the Commission with respect to the Rule 144A GDSs (the "Effective Time"), the Depositary may require that the person to whom any Pre-Release is to be made pursuant to this paragraph deliver to the Depositary a duly completed and executed certificate and agreement in substantially the form attached to the Deposit Agreement as Exhibit D-1.

(4)           Liability of Holder For Taxes and Other Charges.  If any tax or other governmental charge shall become payable with respect hereto or to any Rule 144A GDS or any Deposited Securities represented by the Rule 144A GDSs evidenced hereby, such tax or other governmental charge shall be payable by the Holder and Beneficial Owner hereof to the Depositary.  The Depositary may (and at the request of the Company shall) refuse, and the Company shall be under no obligation to effect any registration of transfer of all or any part of this Rule 144A GDR or any withdrawal of Deposited Securities represented by the Rule 144A GDSs evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the Rule 144A GDSs evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and the Beneficial Owners hereof remaining liable for any deficiency.

(5)           Warranties by Depositor.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are duly authorized, are validly issued, fully paid and non-assessable and free of any preemptive (or similar) rights, and that the person making such deposit is duly authorized so to do, and the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and that the Shares presented for deposit have not been stripped of any rights or entitlements and are not, and the Rule 144A GDSs will not be "restricted securities" under the Securities Act and the deposit of the Shares will not violate the registration requirements of the Securities Act.  Such representations and warranties shall survive the deposit and withdrawal of Shares and issuance and cancellation of Rule 144A GDSs or adjustments in the Depositary's records.  Every such person shall also be deemed to represent and warrant that, except with respect to the Initial Deposit and any deposit permitted pursuant to Sections 4.04, 4.05, 4.09 or 5.09 of the Deposit Agreement, such person is not and shall not become at any time while such person holds Rule 144A GDRs or any beneficial interest therein an affiliate of the Company.

(6)           Additional Warranties.  Each person depositing Shares, transferring Rule 144A GDSs or any beneficial interest therein, interchanging Rule 144A GDSs for International GDSs or any beneficial interest therein or surrendering Rule 144A GDRs or any beneficial interest therein and withdrawing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant (a) prior to the Effective Time, in the case of deposits, to have made representations and warranties than the person who will acquire beneficial ownership of the Rule 144A GDSs as a result of a deposit shall do so in accordance with Rule 144A, (b) in the case of interchanges of Rule 144A GDSs for International GDSs, to have made representations and warranties substantially as set forth in Exhibit C to the Deposit Agreement and (c) in every such case, to acknowledge that the Shares have not been and will not be registered under the Securities Act, and may not be offered, sold, pledged or otherwise transferred except under or in accordance with the restrictions on transfer set forth in the Securities Act Legend and that any offers, sales, transfers or other disposition of the Rule 144A GDSs or any beneficial interest therein or in the Shares or any beneficial interest therein shall comply with the restrictions set forth in the Securities Act Legend and to represent and warrant that such deposit, transfer, interchange or surrender and withdrawal complies with such restrictions.  Such representations, warranties and agreements shall survive any such deposit, transfer, interchange or surrender and withdrawal.

(7)           Charges of Depositary.  Pursuant to the terms of the Deposit Agreement, the Depositary will charge the person depositing Shares or the Holder, as appropriate, a fee for the acceptance of deposits and the creation of  Rule 144A GDSs (any stock dividend pursuant to Section 4.04 of the Deposit Agreement or rights offering pursuant to Section 4.05 thereof being deemed for this purpose to be a creation of the number of Rule 144A GDSs issuable in respect of the shares distributed as such dividend or received pursuant to the exercise of such rights) which shall not exceed $5.00 for each 100 Rule 144A GDSs or portion thereof.  The Depositary will charge for creation of Rule 144A GDSs upon surrender of other depositary shares issued under other depositary arrangements a fee which shall not exceed $5.00 for each 100 Rule 144A GDSs or portion thereof.  The Depositary will charge the party surrendering Rule 144A GDSs for the purpose of withdrawal a fee which shall not exceed $5.00 for each 100 Rule 144A GDSs or portion thereof.  The Depositary will charge the party to whom any cash distribution is made with respect to Rule 144A GDSs a fee which shall not exceed $0.02 per transaction for each Rule 144A GDS or portion thereof.  The Depositary will charge the Holder for the distribution of securities other than Rule 144A GDSs or rights to purchase additional Rule 144A GDSs (i.e., spin-off shares) which shall not exceed $5.00 per unit of 100 securities (or fraction thereof) distributed and if holding Rule 144A GDSs on the last day of any calendar year the annual depositary service fee of the Depositary of up to $2.00 per 100 Rule 144A GDSs held except to the extent of any cash dividend fees, charged for distribution of cash pursuant to the terms of the Deposit Agreement.  Holders of Rule 144A GDRs will pay (i) taxes and other governmental charges, (ii) share transfer registration fees on deposits of Shares, (iii) such air courier, cable, telex, facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders, (iv) such expenses as are incurred by the Depositary in the conversion of foreign currency into United States dollars or in connection with other distributions to holders of Shares pursuant to Sections 4.02, 4.03, 4.04 or 4.05 of the Deposit Agreement, (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, Rule 144A GDSs and this Rule 144A GDR and (vi) the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the servicing or delivery of Deposited Securities.

All such fees, charges and expenses may be changed by agreement between the Depositary and the Company at any time and from time to time subject to and in accordance with Paragraph (20) of this Rule 144A GDR.

(8)           Title to Rule 144A GDRs.  Subject to the limitations set forth herein or in the Deposit Agreement, it is a condition of this Rule 144A GDR, and every successive Holder hereof by accepting or holding the same consents and agrees, that when properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), and upon compliance with the restrictions on transfer set forth in the legend appearing above on this Rule 144A GDR, title to this Rule 144A GDR (and to each Rule 144A GDS evidenced hereby) is transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder of this Rule 144A GDR as the absolute owner hereof for any purpose, including, but not limited to, the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder hereof unless such holder is the Holder hereof.

(9)           Validity of Rule 144 GDRs.  This Rule 144A GDR shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Rule 144A GDR has been executed by the Depositary by the manual signature of a duly authorized signatory or, if a Registrar (other than the Depositary) for the Rule 144A GDRs shall have been appointed, such signature may be a facsimile if this Rule 144A GDR is countersigned by the manual signature of a duly authorized signatory of such Registrar and dated by such signatory.

(10)           Disclosure of Beneficial Ownership and Ownership Restrictions.  The Company may from time to time request the Holder or former Holders hereof to provide information as to the capacity in which they hold or held Rule 144A GDSs and regarding the identity of any other persons then or previously interested in such Rule 144A GDSs and the nature of such interest and various other matters.  Each such Holder and Beneficial Owner agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to the Deposit Agreement whether or not still a Holder or Beneficial Owner at the time of such request.

To the extent that provisions of or governing any Deposited Securities or the applicable rules and regulations of any governmental authority may require the disclosure of or limit beneficial or other ownership of Deposited Securities, other Shares and other securities and may  provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary shall use its reasonable efforts to comply with Company instructions as to Rule 144A GDRs in respect of any such enforcement or limitation and  Holders and Beneficial Owners shall comply with all such disclosure requirements and ownership limitations and shall cooperate with the Depositary's compliance with such Company instructions.

(11)           Available Information.  If at any time prior to the termination of the Deposit Agreement and for so long as any of the Rule 144A GDSs remain outstanding and are “restricted” securities within the meaning of Rule 144(a)(3) under the Securities Act and the Company is neither a reporting company under Sections 13 or 15(d) of the Securities Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) under the Securities Exchange Act, the Company will provide to any Holder or Beneficial Owner, and to any prospective purchaser of Rule 144A GDSs or of Shares, upon request of such Holder or Beneficial Owner, copies of the information required by Rule 144A(d)(4)(i) under the Securities Act to permit compliance with Rule 144A(d)(4).  Should the Company become subject to additional informational requirements, it will in accordance therewith file reports and other information with the Commission.

(12)           Dividends and Distributions, Rights.  Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution in respect of any Deposited Securities or receives proceeds from the sale of any Shares, rights, securities or other entitlements under the terms of the Deposit Agreement, the Custodian or the Depositary shall, if at the time of receipt thereof any amounts received in foreign currency can in the judgment of the Depositary be converted on a reasonable basis into dollars which can, at the time of receipt thereof be transferred to the United States and distributed to the Holders entitled thereto and, subject to the provisions of the Deposit Agreement, convert or cause to be converted such foreign currency into dollars and shall, as promptly as practicable, distribute the amount thus received (without liability for interest and less any reasonable expenses incurred by the Custodian or the Depositary in converting such foreign currency) to the Holders entitled thereto, in proportion to the number of Rule 144A GDSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company, the Depositary or the Custodian in respect of taxes or other governmental charges.  If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into dollars distributable to the Holders entitled thereto, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold such balance for the respective accounts of, the Holders entitled thereto.

Whenever the Custodian or the Depositary receives any distribution other than cash, Shares or rights upon any Deposited Securities, the Custodian or the Depositary shall, as promptly as practicable, cause the securities or property so received to be distributed to the Holders entitled thereto, after deduction or upon payment of the fees and expenses of the Depositary in accordance with the terms of the Deposit Agreement, in proportion to the number of Rule 144A GDSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution.  If in the opinion of the Depositary any distribution other than cash, Shares or rights upon any Deposited Securities, in whole or in part, cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable or practicable for the purpose of effecting such distribution, including the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed to the Holders entitled thereto as in the case of a distribution received in cash.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, additional Shares, the Depositary may, and will, if the Company so requests, either (i) distribute to the Holders entitled thereto, in proportion to the number of Rule 144A GDSs representing such Deposited Securities held by them respectively, additional Rule 144A GDRs for an aggregate number of Rule 144A GDSs representing the number of Shares received as such dividend or free distribution, or (ii) reflect on the records of the Depositary such increase in the aggregate number of Rule 144A GDSs representing Shares evidenced by the Master Rule 144A GDR and credit such Rule 144A GDSs to the DTC accounts entitled thereto, in either case after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be practical or feasible, the Depositary may, (i) adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the public or private sale of the Shares thus received, or any part thereof, and the prompt distribution of the net proceeds of any such sale to the Holders entitled thereto as in the case of a distribution received in cash, or (ii) refrain from effecting such distributions altogether.  In lieu of issuing Rule 144A GDRs for fractional Rule 144A GDSs in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars (if such conversion may in the judgment of the Depositary be achieved on a reasonable basis), to the Holders entitled thereto.  If additional Rule 144A GDRs are not so distributed (except pursuant to the preceding sentence) or such adjustment in the Depositary's records is not made (except pursuant to the preceding sentence), each Rule 144A GDS will thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby subject to the applicable fees and charges of the Depositary and taxes.

In the event that the Company offers or causes to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section 5.09 of the Deposit Agreement, or in disposing of such rights on behalf of such Holders and making the net proceeds available in cash to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Company, either (a) if it is lawful and feasible, after deduction or upon payment of the fees and expenses of the Depositary, make such rights available to all or certain Holders or Beneficial Owners by means of warrants or instruments in proportion to the number of Rule 144A GDSs representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders if lawful and feasible, (b) if making such rights available to certain Holders or Beneficial Owners is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, make reasonable efforts to sell such rights or warrants or other instruments, if a market therefor is available, at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and, after deduction or upon payment of the fees and expenses of the Depositary, allocate the net proceeds of such sales for the accounts of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Rule 144A GDR or Rule 144A GDRs, or otherwise, and distribute the net proceeds allocated to the extent practical as in the case of a distribution pursuant to Section 4.02 of the Deposit Agreement or (c) if it is lawful and feasible, the Depositary may, in its discretion, after deduction or upon payment of the fees and expenses of the Depositary, and upon provision of any documents, statements or certificates that it may specify, take such action as is necessary for certain of the rights to be exercised and the securities obtained upon the exercise thereof to be sold under Regulation S or to be resold under Rule 144A, or privately placed with, those Holders or Beneficial Owners to whom such sales or resales may be made or with whom such private placement may be made without the rights or the securities to which such rights relate being registered under the Securities Act.

(13)           Record Dates.  Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each Rule 144A GDS, or whenever the Depositary shall receive notice of any meeting or solicitation of consents or proxy of holders of Shares or other Deposited Securities or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date for such distribution or meeting set by the Company), (a) for the determination of the Holders who will be entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or to receive notice as to such meeting, (b) for fixing the date on or after which each Rule 144A GDS will represent the changed number of Shares or (c) in respect of other matters.

(14)           Voting of Deposited Securities.  Holders will have no voting rights with respect to the Deposited Securities.  The Depositary will not exercise any voting rights in respect of the Deposited Securities unless it is required to do so by the law of the Republic of India.

If the Depositary is required by Indian law to exercise any voting rights in respect of the Deposited Securities, the Depositary will, subject to receipt of an opinion of the Company's Indian counsel reasonably satisfactory to the Depositary, that it is required so to do and such action is in conformity with all applicable laws of the Republic of India, vote the Shares in the same manner and in the same proportion as the other shareholders of the Company exercising voting rights in favor of or against any resolution under consideration before the meeting of the shareholders of the Company.  Except as provided in the foregoing sentence, the Depositary shall not exercise any voting rights with respect to the Shares and shall have no liability to the Company or any Holder for any action taken or not taken, as the case may be, pursuant to this condition.  By holding or continuing to hold a Rule 144A GDS, Holders are deemed to consent to the foregoing voting provisions.

(15)           Changes Affecting Deposited Securities.  Upon any change in nominal or par value, split-up, consolidation, cancellation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets affecting the Company or to which it is a party, any shares, other securities or other property which shall be received by the Depositary or the Custodian in exchange for or in conversion, replacement or otherwise in respect of Deposited Securities will, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the Rule 144A GDSs shall thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless additional or new Rule 144A GDRs are delivered pursuant to the following sentence.  In any such case the Depositary, may with the Company's approval, and shall, at the Company's request, subject to receipt of an opinion of counsel satisfactory to the Depositary that such distributions are not in violation of applicable laws and regulations, execute and deliver additional Rule 144A GDRs or make appropriate adjustments in its records, as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Rule 144A GDRs to be exchanged for new Rule 144A GDRs specifically describing such new Deposited Securities.  If the Depositary determines that any such adjustment, delivery or exchange is not lawful or practicable, the Depositary may, and shall, if the Company so requests, subject to receipt of an opinion of counsel satisfactory to the Depositary that such distributions are not in violation of applicable laws and regulations, sell such securities or property at public or private sale and distribute the net proceeds to the Holders entitled thereto as in the case of a cash distribution pursuant to the terms of the Deposit Agreement.  The Depositary shall not be responsible for (i) any failure to determine that it is lawful or practicable to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.  Immediately upon the occurrence of any such change, conversion or exchange covered by the preceding paragraph in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Holders.

(16)           Reports; Inspection of Transfer Books.  The Depositary will make available for inspection by Holders at its Principal New York Office and Principal London Office and at the principal office of each Custodian copies of the Deposit Agreement and any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or a Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall also send to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary as provided in the Deposit Agreement.  The furnishing of copies of such notices, reports and communications by the Company to the Depositary for transmittal to the Holders shall not constitute a recognition by the Company that any such persons have rights as legal owners of Shares or that notification to such persons is necessary under Indian law prior to the Company taking any corporate action or shareholder vote.  The Depositary will keep books at its Principal New York Office for the registration of Rule 144A GDRs and their transfer which at all reasonable times will be open for inspection by Holders and the Company, provided that such inspection shall not to the Depositary's knowledge be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement, the Rule 144A GDSs or the Rule 144A GDRs.  The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or when reasonably requested by the Company.

(17)           Withholding.  Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution of property (including Shares or rights to subscribe therefor and other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property, (including Shares and rights to subscribe therefor and other securities) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of Rule 144A GDSs held by them respectively and the Depositary shall, if feasible without withholding for or on account of taxes or other governmental charges, without registration of such Shares or other securities under the Securities Act and otherwise in compliance with applicable law, distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

(18)           Liability of the Company and the Depositary.  Neither the Depositary nor the Company nor any of their directors, employees, agents or affiliates shall incur any liability to any Holder, Beneficial Owner or other person, if by reason of any provision of any present or future law or regulation of the United States, the Republic of India or any other country or jurisdiction, or of any other governmental authority, or any stock exchange, or by reason of any act of God, terrorism or war or other circumstances beyond its control, or, in the case of the Depositary, by reason of any provision, present or future, of the Company's Articles of Association, or of any securities issued or distributed by the Company, or any offering or distribution thereof, the Depositary or the Company or any of their directors, employees, agents or affiliates is prevented, delayed or forbidden from, or is subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary, the Company or any director, employee, agent or affiliate of the Depositary or Custodian incur any liability to any Holder, Beneficial Owner or other person by reason of any nonperformance or delay, caused by any of the aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or of the Company's Articles of Association including, without limitation, any loss occasioned by sale of Shares or failure to sell Shares in accordance with Section 2.05 thereof.  Neither the Company nor the Depositary nor any director, employee, agent or affiliate of the Depositary or Custodian  assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders or Beneficial Owners or other persons, except that each of them agrees to act in good faith and without negligence in the performance of such duties as are specifically set forth in the Deposit Agreement.  The legal relationship created between the Depositary and the Holders and the Beneficial Owners is not a trust and the Depositary will not be acting as a trustee for the Holders or the Beneficial Owners.  The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company or their respective agents.  Neither the Depositary nor the Company nor any director, employee, agent or affiliate of the Depositary or the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of this Rule 144A GDRs, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian or agent of the Custodian will be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company nor any director, employee, agent or affiliate of the Depositary or the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information.  Each of the Depositary and its agents and the Company and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities for the credit-worthiness of any third party, or for any tax consequences that may result from the ownership of Rule 144A GDSs, Shares or Deposited Securities, for allowing any rights to lapse upon the terms the Deposit Agreement or for the failure or timeliness of any notice from the Company.  Subject to the provisions of the Deposit Agreement, the Depositary may own and deal in any class of securities of the Company (and its affiliates) and in Rule 144A GDRs.

The Company and the Depositary have each agreed to indemnify the other in certain circumstances arising out of acts performed or omitted in connection with the Rule 144A Deposit Agreement, the offer or sale of the Rule 144A GDRs or Shares and any offering document relating thereto.

(19)           Resignation and Removal of the Depositary; Appointment of Successor Depositary.  The Depositary may at any time resign as Depositary under the Deposit Agreement by 30 days' prior written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a qualified successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by 60 days' prior written notice of such removal, which will become effective upon the appointment of a qualified successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may, after consultation with the Company, appoint a substitute or an additional custodian and the term "Custodian" shall also refer to such substitute or additional custodian.

(20)           Amendment of Deposit Agreement and Rule 144A GDRs.  The form of the Rule 144A GDRs and the Deposit Agreement may at any time and from time to time be amended or supplemented by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior consent of Holders and Beneficial Owners.  Any amendment or supplement which imposes or increases any fees, charges or expenses (other than charges in connection with foreign exchange control regulations, taxes, or other governmental charges, delivery and other such expenses), or which otherwise prejudices any substantial existing right of Holders, shall not, however, become effective as to outstanding Rule 144A GDRs until the expiration of 30 days after notice of such amendment or supplement has been given to the Holders of record of outstanding Rule 144A GDRs.  Every Holder and Beneficial Owner of this Rule 144A GDR at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold this Rule 144A GDR or to own any beneficial interest herein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event may any amendment impair the right of any Holder to surrender such Holder's Rule 144A GDRs and receive the Deposited Securities represented thereby, or request the Depositary to sell or cause to be sold the underlying Deposited Securities evidenced by such Rule 144A GDRs and any other property represented thereby and distribute the proceeds from the sale thereof to such Holder, except to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and this Rule 144A GDR, at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement and this Rule 144A GDRs in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

(21)           Termination of Deposit Agreement.  The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by providing notice of such termination to the Holders of all Rule 144A GDSs then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement if the Depositary has delivered to the Company a written notice of its election to resign, a qualified successor depositary has not been appointed and accepted its appointment within 30 days after such delivery.  If the Depositary delivers such notice of resignation to the Company and a qualified successor depositary shall not have been appointed and accepted such appointment within such 30 day period, the Depositary, at its expense, shall provide notice of such termination of the Deposit Agreement to the Holders of all Rule 144A GDRs then outstanding.  On and after the date of termination of the Deposit Agreement, the Holder of a Rule 144A GDR will, upon surrender of such Rule 144A GDR at the Principal New York Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Rule 144A GDRs referred to in the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him/her or upon his/her order, of the amount of Deposited Securities represented by such Rule 144A GDR.  If any Rule 144A GDSs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Rule 144A GDSs, shall suspend the distribution of dividends to the holders thereof, will not accept deposits of Shares (and will instruct each Custodian to act accordingly) and will not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary will continue the collection of dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities or the proceeds thereof, as permitted by applicable law, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any Shares, rights or other property, in all such cases, without liability for interest, in exchange for Rule 144A GDSs surrendered to the Depositary after deducting or charging, as the case may be in each case the charges of the Depositary, any expense for the account of the Holders in accordance with the terms of the Deposit Agreement and any applicable taxes or governmental charges or assessments.  At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Rule 144A GDSs which have not theretofore been surrendered.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.

(22)           Compliance with U.S. Securities Laws.  Notwithstanding any other provision of the Deposit Agreement or this Rule 144A GDR, after the Effective Time, the Company and the Depositary each agrees that it shall restrict withdrawals of Deposited Securities only in compliance with this Agreement and for reasons set forth in Section I.A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

Dated:  _____________, 20__

Countersigned                                                                           CITIBANK, N.A.,
                                                                                                      as Depositary

By:______________________________                          By:______________________________
Authorized Signatory                                                                  Vice President

The address of the Principal New York Office of the Depositary is 111 Wall Street, New York, New York 10043.

The address of the Principal London Office of the Depositary is Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England.

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ________________ whose taxpayer identification number is ______________ and whose address including postal zip code is ________________ the within Rule 144A GDR and all rights thereunder, hereby irrevocably constituting and appointing ______________________________ attorney-in-fact to transfer said Rule 144A GDR on the books of the Depositary with full power of substitution in the premises.

In connection with the transfer of this Rule 144A GDR, the undersigned Holder certifies that:

(Check one)

☐ (a)
This Rule 144A GDR is being transferred to a person who the undersigned Holder reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A.

☐ (b)	This Rule 144A GDR is being transferred in an offshore transaction in accordance with Rule 903 or 904 of Regulation S under the Securities Act.

☐ (c)	This Rule 144A GDR is being transferred pursuant to an exemption from registration provided by Rule 144A.

☐ (d)	This Rule 144A GDR is being transferred pursuant to an effective registration statement under the Securities Act.

If none of the boxes above is checked, the Depositary shall not be obligated to register this Rule 144A GDR in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein, on the face hereof and in the Deposit Agreement shall have been satisfied.

Dated:_________________________                             By:       __________________________
Name:
Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

____________________________

EXHIBIT C

TRANSFER CERTIFICATE

FOR VALUE RECEIVED the undersigned hereby transfers the following number of Rule 144A GDSs in respect of which the Master Rule 144A GDR is issued, and all rights in respect thereof, to the transferee(s) listed below:

Principal Amount Transferred	Name, address and account for payments of transferee

This is to certify that as of the date hereof with respect to the transfer(s) of [____________] of the Rule 144A GDS(s) represented by the Master Rule 144A GDR, such transfer(s) are being made in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the U.S. Securities Act of 1933, as amended.

Dated:__________________                                                             Certifying Signature:__________________________

Name:____________________________

Note:

	A representative of the holder of the Rule 144A GDS(s) should state the capacity in which he signs e.g. executor.


The signature of the person effecting a transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or be certified by a recognized bank, notary public or in such other manner as the Depositary may require.


The above transfer certificate shall only be required where Rule 144A GDSs represented by the Master Rule 144A GDR are to be transferred to a person whose interest in such GDSs is to be represented by an interest in the Master International GDR.

C-1

EXHIBIT D-1

Certification and Agreement of Persons Acquiring Rule 144A ADSs
Upon Deposit of Shares Pursuant to Section 2.02 of the
Rule 144A Deposit Agreement

Citibank, N.A., as Depositary
ADR Department
111 Wall Street
New York, New York  10043

Re:  Ultratech Cemco Limited

We refer to the Rule 144A Deposit Agreement, dated as of May 27, 2004 (the " Deposit Agreement"), among Ultratech Cemco Limited ("Company"), CITIBANK, N.A., as Depositary, (the "Depositary") and Holders and Beneficial Owners from time to time of Global Depositary Shares (the "GDSs") evidenced by Global Depositary Receipts (the "GDRs") issued thereunder.  Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

1.           This Certification and Agreement is furnished in connection with the deposit of Shares and request for issuance request of GDSs pursuant to Section 2.02 of the Rule 144A Deposit Agreement.

2.           We acknowledge (or if we are acting for the account of another person, such person has confirmed to us that it acknowledges) that the GDRs, the GDSs evidenced thereby and the Shares represented thereby have not been and will not be registered under the Securities Act of 1933, as amended (the "Act"), or with any securities regulatory authority in any state or other jurisdiction of the United States.

3.           We certify that we are not the Company or an "Affiliate" (as such term is defined in Regulation C under the Act) of the Company and that, if we are acting on behalf of another person, such person is not the "Company" and has confirmed to us that it is not an "Affiliate" of the Company and that it is not acting on behalf of the Company or an "Affiliate" of the Company.

We certify that either:

(a)           We are a Qualified Institutional Buyer (as defined in Rule 144A under the Act), and at the time of issuance of the GDSs referred to above, we (or one or more Qualified Institutional Buyers for whose account we are acting) will be the beneficial owner thereof.

OR

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(b)           We are a broker-dealer acting for the account of our customer and our customer has confirmed to us that it is a Qualified Institutional Buyer and either:

(i)           at the time of issuance of the GDSs referred to above, it will be the beneficial owner of thereof, or

(ii)           it is acting for the account of a Qualified Institutional Buyer that, at the time of issuance, will be the beneficial owner of the GDSs referred to above.

OR

(c)           At the time of issuance, we will be the beneficial owner of the GDSs; and we are not a U.S. Person (as such terms is defined in Regulation S under the Act) and are located outside the United States (within the meaning of Regulation S under the Act) and acquired, or have agreed to acquire and will have acquired, the Shares to be deposited, outside the United States (within the meaning of Regulation S).

OR

(d)           We are a broker-dealer acting for the account of our customer and our customer has confirmed to us that either (i) it will be at the time of issuance the beneficial owner of the GDSs, it is not a U.S. Person (as such term is defined in Regulations S under the Act) and is located outside the United States (within the meaning of Regulation S under the Act) and acquired, or has agreed to acquire and will have acquired, the Shares to be deposited, outside the United States (within the meaning of Regulation S); or (ii) it is located outside the United States (within the meaning of Regulation S) and is acting for the account of a person other than a U.S. Person (as defined in Regulation S) located outside the United States (within the meaning of Regulation S) who acquired, or has agreed to acquire and will have acquired, the Shares to be deposited, outside the United States (within the meaning of Regulation S) and who, at the time of issuance, will be the beneficial owner of the GDSs evidenced thereby.

5.           As the beneficial owner of the GDSs, we agree (or if we are acting for the account of another person, such person has confirmed to us that it agrees) that we (or it) will not offer, sell, pledge or otherwise transfer the GDRs, the GDSs evidenced thereby or the Shares represented thereby except (a) to a person whom we reasonably believe is a Qualified Institutional Buyer within the meaning of Rule 144A under the Act purchasing for its own account or for the account of another Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A under the Act, (b) outside the United States to a person other than a U.S. Person (as defined in Regulation S) in accordance with Regulation S under the Act, or (c) in accordance with Rule 144 under the Act (if available), or (d) pursuant to an effective registration statement under the Act, in each case in accordance with any applicable securities laws of any state of the United States.

D-1-2

Very truly yours,

___________________________________
[NAME OF CERTIFYING ENTITY]

By: __________________________________
Name:
Title:

Dated:

D-1-3

EXHIBIT D-2

Certification and Agreement of Persons Surrendering Rule 144A ADSs
for the Purpose of Withdrawal of Deposited Securities
Pursuant to Section 2.05 of the Rule 144A Deposit Agreement

Citibank, N.A.
ADR Department
111 Wall Street
New York, New York  10043

Re:  Ultratech Cemco Limited

We refer to the Rule 144A Deposit Agreement, dated as of May 27, 2004 (the "Deposit Agreement"), among Ultratech Cemco Limited (the "Company"), CITIBANK, N.A., as Depositary (the "Depositary"), and Holders and Beneficial Owners from time to time of Global Depositary Shares (the "GDSs") evidenced by Global Depositary Receipts (the "GDRs") issued thereunder.  Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

1.           We are surrendering GDSs or giving withdrawal instructions through DTC in accordance with the terms of the Deposit Agreement for the purpose of withdrawal of the Deposited Securities represented by the GDSs (the "Shares") pursuant to Section 2.05 of the Deposit Agreement.

2.           We acknowledge (or if we are acting for the account of another person, such person has confirmed to us that it acknowledges) that the Shares have not been and will not be registered under the Securities Act of 1933, as amended (the "Act"), or with any securities regulatory authority in any state or other jurisdiction of the United States.

3.           We certify that either:

(a)           We are a Qualified Institutional Buyer (as defined in Rule 144A under the Act) acting for our own account or for the account of one or more Qualified Institutional Buyers, and either:

(i)           we have (or it has) sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the GDSs, GDRs or the Shares to persons other than U.S. Persons (as such term is defined in Regulation S under the Act) in accordance with Regulation S under the Act and we are (or it is), or prior to such sale we were (or it was), the beneficial owner of the GDRs and GDSs, or

(ii)           we have (or it has) sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the GDSs, GDRs or the Shares to another Qualified Institutional Buyer in accordance with Rule 144A under the Act and we are (or it is), or prior to such sale we were (or it was), the beneficial owner of the GDSs and GDRs, or

D-2-1

(iii)           we (or it) will be the beneficial owner of the Shares upon withdrawal, and, accordingly, we agree (or if we are acting for the account of one or more Qualified Institutional Buyers, each such Qualified Institutional Buyer has confirmed to us that it agrees) that (x) we (or it) will not offer, sell, pledge or otherwise transfer the Shares except (A) to a person whom we reasonably believe (or it and anyone acting on its behalf reasonably believes) is a Qualified Institutional Buyer within the meaning of Rule 144A under the Act in a transaction meeting the requirements of Rule 144A under the Act, (B) outside the United States to persons other than U.S. Persons (as such term is defined in Regulation S under the Act) in accordance with Regulation S under the Act, or (C) in accordance with Rule 144 under the Act (if available), or (D) pursuant to an effective registration statement under the Act, in each case in accordance with any applicable securities laws of any state of the United States, and (y) we (or it) will not deposit or cause to be deposited such Shares into any depositary receipt facility established or maintained by a depositary bank (including any such facility maintained by the Depositary), other than a Rule 144A restricted depositary receipts facility, so long as such Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the Act.

OR

(b)           We are a person other than a U.S. Person (as such term is defined in Regulation S under the Act) and are located outside the United States (within the meaning of Regulation S under the Act); we acquired, or have agreed to acquire and at or prior to the time of the withdrawal will have acquired, the GDSs, GDRs or the Shares outside the United States (within the meaning of Regulation S); and we are, or upon acquisition thereof will be, the beneficial owner of the GDSs, GDRs or the Shares.

D-2-2

If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained in paragraph 3 hereof that are applicable to it (including the representations with respect to beneficial ownership) and, if paragraph 3(a)(iii) is applicable to our customer, has confirmed that it will comply with the agreements set forth in paragraph 3(a)(iii).

Very truly yours,

_____________________________________

[NAME OF CERTIFYING ENTITY]

By: __________________________________
Name:
Title:

Date:

D-2-3